UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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The Bear Stearns Companies Inc.

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The Bear Stearns Companies Inc.
Proxy Statement

Notice of the Annual Meeting
of Stockholders to be held April 11, 2006

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, New York 10179

Dear Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of The Bear Stearns Companies Inc. The meeting will be held on Tuesday, April 11, 2006, at 5:00 p.m. Eastern Daylight Time at our global headquarters located at 383 Madison Avenue, 2nd Floor, New York, New York.

Enclosed herein is a notice of the meeting, a proxy card and a proxy statement containing the information to be acted upon at the meeting. At the meeting we will also report to you on the Company’s current operations and outlook and discuss any other items that may be properly brought before the meeting. I hope that many of you will be able to attend the meeting in person.

It is important that your shares be represented and voted regardless of the size of your holdings. Therefore, we request that you promptly complete, sign and return the enclosed proxy card or vote via the internet or by telephone in accordance with the instructions printed on your proxy card. I look forward to a prosperous 2006 together.

Sincerely yours,

James E. Cayne
Chairman of the Board,
Chief Executive Officer

March 10, 2006

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, New York 10179

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of The Bear Stearns Companies Inc.:

The 2006 Annual Meeting of Stockholders of The Bear Stearns Companies Inc. (the “Company”) will be held on Tuesday, April 11, 2006, at 5:00 p.m. Eastern Daylight Time. The meeting will be held at the Company’s global headquarters located at 383 Madison Avenue, 2nd Floor, New York, New York in order to:

1.	Elect 12 directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	Approve an amendment to the Company’s Capital Accumulation Plan for Senior Managing Directors which will expand the definition of Eligible Employees to include all Senior Managing Directors employed by the Company and all employees of subsidiaries and affiliates who are deemed by the Compensation Committee of the Board of Directors to be equivalent to the grade of Senior Managing Director.

3.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending November 30, 2006.

4.	Transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

Stockholders of record of the Company’s common stock at the close of business on February 13, 2006 will be entitled to notice of, and to vote on, all matters presented at the meeting and at any adjournments or postponements thereof.

If you attend the meeting in person, you will need to present the enclosed admission ticket and proper photo identification at the door. If you have received your materials electronically or hold your common stock beneficially, you may receive a ticket at the door by presenting proper photo identification and an account statement showing your ownership of the stock.

By order of the Board of Directors

Kenneth L. Edlow
Secretary

March 10, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS INCLUDED IN YOUR PROXY CARD.

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, New York 10179

PROXY STATEMENT

Annual Meeting of Stockholders
April 11, 2006

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2006 Annual Meeting of Stockholders on Tuesday, April 11, 2006, at 5:00 p.m. Eastern Daylight Time, and at any adjournments or postponements thereof. These proxy materials are being sent on or about March 10, 2006, to holders of record of the Company’s common stock, par value $1.00 per share (“Common Stock”) as of February 13, 2006.

Each stockholder is entitled to one vote per share of Common Stock. If you vote by completing the enclosed proxy card or through the internet or by telephone and do not subsequently revoke such vote, your vote will be executed in accordance with your instructions. If no instructions are indicated, the proxy will be voted: FOR the slate of directors described in this Proxy Statement; FOR the approval of the amendment to the Company’s Capital Accumulation Plan for Senior Managing Directors (the “CAP Plan”); FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending November 30, 2006; and, as to any other matter of business that may be brought before the meeting, in accordance with the judgment of the person or persons voting on the matter.

You may revoke your proxy at any time prior to its exercise in any of the following manners: (i) by giving written notice to the Secretary of the Company; (ii) by submitting another proxy bearing a later date; or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke your proxy. A revocation or later dated proxy received by the Company after a vote on any matter taken by the Company shall not affect such action taken.

In order to encourage stockholder participation in corporate matters and to ensure the confidentiality of stockholder votes, the Company has designated an independent third party, Automatic Data Processing, Inc., to receive and tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers, directors or employees except (i) where disclosure is required by applicable law, (ii) where disclosure is expressly authorized by such stockholder, or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity or accuracy of any tabulation of one or more proxies, ballots or votes. Aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the Annual Meeting. The Company’s policy of stockholder voting confidentiality also applies to shares of Common Stock held in customer accounts at any of the Company’s subsidiaries.

This solicitation is being made by the Company and all expenses incurred in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or employees of the Company by telephone, in person or otherwise. Directors, officers and employees will not receive additional compensation for such solicitation. The Company also requests that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the stockholders of record as of February 13, 2006 and will reimburse such persons and the Company’s transfer agent for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

THE COMPANY

The Company was incorporated under the laws of the State of Delaware on August 21, 1985. The Company succeeded to the business of Bear, Stearns & Co., a New York limited partnership, on October 29, 1985. As used in this Proxy Statement, all references to “Bear Stearns”, “BSB”, “BSSC” and “BSIL” are to Bear, Stearns & Co. Inc., Bear Stearns Bank plc, Bear, Stearns Securities Corp., and Bear, Stearns International Limited, respectively, the principal regulated operating subsidiaries of the Company.

VOTING SECURITIES

Holders of record of Common Stock at the close of business on February 13, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. Shares of Common Stock represented by CAP Units (as defined under “Executive Compensation — Compensation Committee Report — Equity Ownership and Capital Accumulation Plan”) and Restricted Stock Units (as discussed under “Equity Compensation Plan Information”) are not outstanding and are not entitled to vote at the Annual Meeting.

On February 13, 2006, there were 119,476,568 shares of Common Stock outstanding. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for the transaction of business at the Annual Meeting.

Election of Directors.  The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

Amendments to the Company’s CAP Plan and Ratification of the Appointment of Independent Auditors.  The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for approval of amendments to the CAP Plan and ratification of the appointment of Deloitte & Touche LLP as independent auditors.

An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote as to that proposal.

Broker Authority to Vote.  Under New York Stock Exchange (“NYSE”) rules, brokers (other than Bear Stearns and BSSC) that do not receive voting instructions from their stockholders are entitled to vote on the election of directors and ratification of the appointment of Deloitte & Touche LLP as independent auditors. However, they are not entitled to vote on any of the other proposals contained in this Proxy Statement. If Bear Stearns and BSSC do not receive voting instructions from a stockholder, and other brokers are entitled to vote on a proposal, Bear Stearns and BSSC are also entitled to vote such shares of Common Stock, but only in the same proportion as the shares represented by votes cast by all other record holders with respect to such proposal. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner’s failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

Security Ownership of Certain Beneficial Owners

Based upon a review of filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the following are the only persons (other than as set forth under “Security Ownership of Directors and Executive Officers” and the Company’s employees as a group) known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 13, 2006:

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percent of Class
Private Capital Management, L.P. (1) 8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108	6,939,051	(1)	6.1	% (1)

(1)	Information provided is based on the Schedule 13G, dated February 14, 2006, filed with the Securities and Exchange Commission by Bruce S. Sherman, Gregg J. Powers and Private Capital Management, L.P., an Investment Adviser incorporated under the laws of Delaware (“PCM”), and the Company’s shares of Common Stock outstanding as of December 31, 2005. According to the Schedule 13G, as of December 31, 2005, PCM was the beneficial owner of 6,939,051 shares of Common Stock with shared voting and shared dispositive power over such shares. Bruce S. Sherman is the Chief Executive Officer of PCM and Gregg J. Powers is the President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared voting and shared dispositive power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The Schedule 13G indicates that Mr. Sherman is the beneficial owner of 6,978,825 shares with sole voting and sole dispositive power over 32,100 shares and shared voting and shared dispositive power over 6,946,725 shares and Mr. Powers is the beneficial owner of 6,939,051 shares with shared voting and shared dispositive power over such shares. The Company has calculated both Mr. Sherman’s and Mr. Powers’ shares as representing 6.1% of the outstanding shares of Common Stock of the Company as of December 31, 2005.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of January 31, 2006 with respect to shares of Common Stock owned by each current director of the Company (including all director nominees), each executive officer named in the Summary Compensation Table under “Executive Compensation” and all directors and executive officers of the Company as a group. Also set forth below is information with respect to the number of shares of Common Stock represented by CAP Units and Restricted Stock Units credited to the accounts of the aforementioned persons pursuant to the Company’s CAP Plan, Performance Compensation Plan and Non-Employee Directors’ Stock Option and Stock Unit Plan (the “Directors’ Plan”). These amounts do not include shares underlying CAP Units and Restricted Stock Units that are not deemed to be beneficially owned for this purpose because such persons do not have the present ability to direct the vote or the ability to dispose of such shares and will not have such rights within the next 60 days.

Name and Address (1)	Amount and Nature of Common Stock Beneficially Owned (2)(3)(4)	Percent of Common Stock Beneficially Owned	Common Stock Represented by CAP Units and Restricted Stock Units	Percentage of Outstanding Common Stock, CAP Units and Restricted Stock Units Combined
James E. Cayne (6)	6,189,347	5.18%	581,851	5.64%
Henry S. Bienen	2,043	(5)	981	(5)
Carl D. Glickman (7)	325,000	(5)	2,562	(5)
Alan C. Greenberg	21,617	(5)	323,339	(5)
Donald J. Harrington, C.M.	10,553	(5)	1,547	(5)
Samuel L. Molinaro Jr.	114,332	(5)	262,857	(5)
Frank T. Nickell	16,872	(5)	2,562	(5)
Paul A. Novelly (8)	40,251	(5)	2,345	(5)
Frederic V. Salerno	17,303	(5)	2,562	(5)
Alan D. Schwartz	1,211,377	1.01%	543,863	1.46%
Warren J. Spector (9)	373,463	(5)	550,469	(5)
Vincent Tese	13,497	(5)	2,562	(5)
Wesley S. Williams Jr.	5,543	(5)	688	(5)

All directors, nominees and executive officers as a group (16 individuals)	8,733,609	7.25%	2,401,419	9.06%

(1)	The address in each case is 383 Madison Avenue, New York, New York 10179.

(2)	Nature of Common Stock beneficially owned is sole voting and investment power, except as indicated in subsequent notes. Includes an aggregate of 1,211 shares of Common Stock owned by directors, nominees and executive officers through The Bear Stearns Companies Inc. Employee Stock Ownership Plans (the “ESOPs”). Shares owned by the ESOPs that are allocated to employees’ accounts are voted on a “pass through” basis by the employees to whose accounts such shares are allocated. Shares not allocated to employees’ accounts, and allocated shares for which voting directions have not been received, are voted by the trustee of the ESOPs in proportion to the manner in which allocated shares are directed to be voted by the employees.

(3)	Does not include shares underlying CAP Units credited under the CAP Plan, except for the following number of shares distributed during February 2006 to the following persons: Mr. Cayne — 25,810; Mr. Greenberg — 6,617; Mr. Molinaro — 3,558; Mr. Schwartz — 20,258; Mr. Spector — 24,621; and 5,712 shares distributed to executive officers included in the group of sixteen individuals above.

(4)	Includes shares of Common Stock subject to exercisable options and those which are exercisable within the next 60 days held by the following persons: Mr. Bienen — 2,043; Mr. Cayne — 279,864; Mr. Glickman — 13,497; Father Harrington — 10,497; Mr. Molinaro — 73,053; Mr. Nickell — 16,872; Mr. Novelly — 6,828; Mr. Salerno — 16,872; Mr. Schwartz — 237,788; Mr. Spector — 267,400; Mr. Tese — 13,497; Mr. Williams — 2,043; and 133,507 shares of Common Stock subject to exercisable options and those which are exercisable within the next 60 days held by executive officers included in the group of sixteen individuals above.

(5)	Less than one percent.

(6)	Includes 45,669 shares of Common Stock owned by Mr. Cayne’s wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 186,015, shares of Common Stock held by a charitable trust, as to which shares Mr. Cayne disclaims beneficial ownership but for which Mr. Cayne has voting and dispositive power. Does not include 215,054 shares of Common Stock held by trusts established for Mr. Cayne’s children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,248 shares of Common Stock owned by the children of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(7)	Includes 3,427 shares of Common Stock owned by Mr. Glickman’s wife, as to which shares Mr. Glickman disclaims beneficial ownership.

(8)	Does not include 100,000, shares of Common Stock held by St. Albans Global Management LLLP, of which Mr. Novelly is the chief executive officer and as to which shares Mr. Novelly disclaims beneficial ownership.

(9)	Includes 636 shares of Common Stock owned by Mr. Spector’s wife, as to which shares Mr. Spector disclaims beneficial ownership.

I. ELECTION OF DIRECTORS

The Company’s Board of Directors (“Board”), upon the recommendation of the Nominating Committee of the Board and in accordance with the Company’s policies regarding board candidates as set forth in Exhibit C, have nominated and are recommending the election of each of the nominees set forth below as a director of the Company. Each nominee who is elected to the Board will hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal. Although the Board does not anticipate that any of the nominees will be unable or unwilling to stand for election, if that situation should arise, proxies will be voted in favor of such other person or persons designated by the Board, unless the Board decides not to fill such vacancy. Each nominee is currently a director of the Company.

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Officers serve at the discretion of the Board.

The Board of Directors unanimously recommends a vote “FOR” the election of each nominee set forth below.

Name	Age as of January 31, 2006	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company
James E. Cayne	71	Chairman of the Board and Chief Executive Officer, the Company and Bear Stearns; member of the Executive Committee of the Company	1985

Henry S. Bienen	66	President, Northwestern University	2004

Carl D. Glickman	79	Private Investor; Presiding Trustee and Chairman of the Executive Committee, Lexington Corporate Properties Trust	1985

Alan C. Greenberg	78	Chairman of the Executive Committee of the Company; Director, Viacom Inc.	1985

Donald J. Harrington	60	President, St. John’s University	1993

Frank T. Nickell	58	President and Chief Executive Officer, Kelso & Company; Director, BlackRock Inc., Custom Building Products Inc. and Earle M. Jorgensen Company	1993

Paul A. Novelly	62	Chairman of the Board and Chief Executive Officer, Apex Oil Company, Inc.; Director, Intrawest Corporation and Boss Holdings, Inc.	2002

Frederic V. Salerno	62	Former Vice Chairman and Chief Financial Officer, Verizon Communications Inc.; Director, Popular, Inc., Viacom Inc., Consolidated Edison, Inc., Akamai Technologies, Inc. and Intercontinental Exchange, Inc.	1992

Alan D. Schwartz	55	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee of the Company	1987	(1)

Warren J. Spector	48	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee of the Company	1990	(1)

Name	Age as of January 31, 2006	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company
Vincent Tese	62	Former Chairman, Wireless Cable International Inc.; Director, Bowne & Co., Inc., Cablevision Systems Corporation, Mack-Cali Realty Corporation, Intercontinental Exchange, Inc. and Gabelli Asset Management Inc.	1994

Wesley S. Williams Jr.	63	President and Chief Operating Officer, Co-Chairman and Co-Chief Executive Officer, Lockhart Cos. Inc.; Director, CarrAmerica Realty Corporation and National Capital Bank of Washington DC; Chairman, Board of Directors, National Prostate Cancer Coalition	2004

(1)	Did not serve as director during 1997 and 1998.

Mr. Cayne became Chairman of the Board on June 25, 2001. Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns for more than the past five years. Prior to June 25, 2001, Mr. Cayne was President of the Company and Bear Stearns for more than the preceding five years.

Mr. Bienen has been President of Northwestern University for more than the past five years.

Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of the Company.

Mr. Greenberg has been Chairman of the Executive Committee of the Company for more than the past five years. Prior to June 25, 2001, Mr. Greenberg was Chairman of the Board of the Company for more than the preceding five years.

Father Harrington has been the President of St. John’s University for more than the past five years.

Mr. Nickell has been President and Chief Executive Officer of Kelso & Company, a privately held merchant banking firm, for more than the past five years.

Mr. Novelly has been Chairman of the Board and Chief Executive Officer of Apex Oil Company, Inc., a privately held company engaged in wholesale marketing, storage and distribution of petroleum products, for more than the past five years.

Mr. Salerno was the Vice Chairman and Chief Financial Officer of Verizon Communications Inc. (formerly Bell Atlantic Corporation) until his retirement on September 30, 2002. Prior to June 2000, Mr. Salerno was the Senior Executive Vice President and Chief Financial Officer/Strategy and Business Development of Bell Atlantic Corporation. Prior to the merger of NYNEX Corp. (“NYNEX”) and Bell Atlantic Corporation, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than five years. Mr. Salerno is also currently Chairman of the Nominating Committee of the Board of the Company.

Mr. Schwartz became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Schwartz was an Executive Vice President of Bear Stearns.

Mr. Spector became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Spector was an Executive Vice President of Bear Stearns.

Mr. Tese was the Chairman of Wireless Cable International Inc. for more than five years. Mr. Tese is currently Chairman of the Audit Committee, the Corporate Governance Committee and the Qualified Legal Compliance Committee of the Board of the Company.

Mr. Williams had been a partner in the law firm of Covington & Burling for more than five years prior to his retirement on January 1, 2005. He has been President and Chief Operating Officer since 2004, Co-President and

Co-Chief Operating Officer from 2003 to 2004, and Co-Chairman and Co-Chief Executive Officer for more than five years, of Lockhart Cos. Inc., a 24-company conglomerate of real estate, insurance, and consumer finance companies operating in the Eastern Caribbean. Prior to his retirement on January 1, 2005, Mr. Williams had been Chairman from 2003 through 2004, Deputy Chairman from 2001 through 2002, and a member of the Board of Directors for more than five years, of the Federal Reserve Bank of Richmond. Mr. Williams has also been Chairman since 2004, and a member of the Board of Directors for more than five years, of the National Prostate Cancer Coalition.

There is no family relationship among any of the directors or executive officers of the Company.

Board and Board Committees

The Board held six meetings (exclusive of committee meetings) during fiscal 2005. Each director attended 75% or more of the Board and Board committee meetings (including for this purpose, the Executive Committee) on which he served that were held during the period he was a director.

There are five Board committees: Audit, Compensation, Corporate Governance, Nominating and the Qualified Legal Compliance Committee (collectively the “Board Committees”). Each Board Committee consists solely of “independent” directors of the Board, as that term is defined below under “Corporate Governance”. In addition, the Company has an Executive Committee which consists of both Board and non-Board members, but may function in a manner comparable to that of a Board committee under certain circumstances. The members, purpose and responsibilities of each of the committees is described below.

Audit Committee.  The Audit Committee consists of Messrs. Bienen, Glickman, Novelly, Salerno, Tese (Chairman) and Williams. The Board, upon the recommendation of the Corporate Governance Committee, has determined that each Audit Committee member is “independent” as that term is defined in NYSE and SEC rules and the Company’s Director Independence Standards (set forth in Exhibit D). In addition, the Board has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise as required by NYSE rules and satisfies the criteria of an “audit committee financial expert” under SEC rules. Pursuant to NYSE Rule 303A.07, if an audit committee member serves on the audit committees of more than three public companies, the Board is required to determine that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. The Board has determined that based upon Mr. Salerno’s wealth of financial experience, knowledge of the Company and his ability to dedicate the necessary time to Board service, his service on the audit committees of six public companies does not impair his ability to effectively serve on the Company’s Audit Committee and that his continued service on the Audit Committee is in the best interest of the Company and its stockholders.

The purpose of the Audit Committee is to assist the Board in their oversight of: the integrity of the financial statements of the Company; the Company’s compliance with legal and regulatory requirements; the qualifications, performance and independence of the Company’s independent auditor(s); the performance of the Company’s internal audit function; and the Company’s systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company’s independent auditor(s) and for pre-approving all audit and permissible non-audit services to be performed by the independent auditor(s). The Audit Committee is governed by a written charter (Exhibit A) which it reviews annually, or as necessary or appropriate, to determine whether any changes or modifications are required. The Audit Committee held seventeen meetings during fiscal 2005. The Audit Committee Report begins on page 14 of this Proxy Statement.

Compensation Committee.  The Compensation Committee consists of Messrs. Glickman (Chairman), Harrington, Nickell and Tese. The Board, upon the recommendation of the Corporate Governance Committee, has determined that each Compensation Committee member is “independent” as that term is defined in NYSE rules and the Company’s Director Independence Standards. Each Compensation Committee member is a “non-employee director” pursuant to Rule16b-3 under the Exchange Act and satisfies the requirements for “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer and the other participants in the Company’s Performance Compensation Plan and to oversee the

Company’s compensation system and practices. The Compensation Committee establishes the compensation policies used in determining the compensation of executive officers, including Board members and certain other Senior Managing Directors who are employees of the Company. The Compensation Committee administers the Performance Compensation Plan pursuant to which the salary and bonus compensation of certain Senior Managing Directors (including the Chief Executive Officer and certain executive officers) of the Company is determined based upon an evaluation of the performance of such individuals in relation to approved goals and objectives. The Compensation Committee also approves the salary and bonus compensation of other executive officers and other Senior Managing Directors based upon recommendations made by the Company’s Executive and Management and Compensation Committees, who utilize criteria established by the Compensation Committee. The Compensation Committee also administers certain aspects of the CAP Plan, the Stock Award Plan and the Restricted Stock Unit Plan (the “RSU Plan”). In addition, the Compensation Committee annually reviews the compensation process for equity research personnel. The Compensation Committee is governed by a written charter which it reviews annually, or as necessary or appropriate, to determine whether any changes or modifications are required. The Compensation Committee held six meetings during fiscal 2005. The Compensation Committee Report begins on page 15 of this Proxy Statement.

Corporate Governance Committee.  The Corporate Governance Committee consists of Messrs. Nickell, Novelly and Tese (Chairman). The Board has determined that each Corporate Governance Committee member is “independent” as that term is defined in NYSE rules and the Company’s Director Independence Standards. The purpose of the Corporate Governance Committee is: to develop and recommend a set of corporate governance guidelines for the Company; to make recommendations to the Board in support of such guidelines; to take a leadership role in the shaping of the corporate governance of the Company; and to oversee the evaluation of the Board and management. The Corporate Governance Committee annually, or as necessary or appropriate, reviews the Company’s Board Candidate Guidelines (Exhibit C), Director Independence Standards, Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Corporate Governance Committee is governed by a written charter which it reviews annually, or as necessary or appropriate, to determine whether any changes or modifications are required. The Corporate Governance Committee held four meetings during fiscal 2005.

Nominating Committee.  The Nominating Committee consists of Messrs. Novelly, Salerno (Chairman) and Tese. The Board, upon the recommendation of the Corporate Governance Committee, has determined that each Nominating Committee member is “independent” as that term is defined in NYSE rules and the Company’s Director Independence Standards.

The purpose of the Nominating Committee is to make recommendations to the Board with respect to the size and composition of the Board and to identify potential qualified candidates to serve as directors.

The Nominating Committee identifies Board candidates by introduction from management, members of the Board, employees or other sources and stockholders that satisfy the Company’s policy regarding stockholder recommended candidates as set forth herein. The Nominating Committee evaluates director candidates recommended by stockholders in the same manner as director candidates recommended by other sources. Stockholders wishing to submit recommendations for the 2007 Annual Meeting should write to the Corporate Secretary, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179. Any such stockholder must meet and evidence the minimum eligibility requirements set forth in Exchange Act Rule 14a-8 and must submit, within the requisite timeframe: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board.

In considering Board candidates, the Nominating Committee takes into consideration the Company’s Board Candidate Guidelines, located in the Company’s Corporate Governance Guidelines and attached as Exhibit C to this Proxy Statement, the Company’s policy regarding stockholder recommended director candidates and all other factors that they deem appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills. The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of stockholders. Additionally, the Nominating Committee will consider the number of boards that the candidate already serves on when assessing whether the candidate has the appropriate time to devote to Board service. The Nominating Committee held one meeting during fiscal 2005.

Qualified Legal Compliance Committee.  The Qualified Legal Compliance Committee (the “QLCC”) consists of Messrs. Bienen, Glickman, Novelly, Salerno, Tese (Chairman) and Williams. The QLCC consists of at least one member of the Audit Committee and two or more members of the Board who are not employed, directly or indirectly, by the Company, as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The purpose of the QLCC is to receive, retain and investigate reports from the Company’s Chief Legal Officer, or any attorney appearing and practicing before the SEC in the representation of the Company, of evidence of a material violation of any United States federal or state securities law, including any breach of fiduciary duty by the Company, its officers, directors, employees or agents. The QLCC held one meeting during fiscal 2005.

Executive Committee.  The Executive Committee of the Company consisted of Messrs. Cayne, Greenberg (Chairman), Mark E. Lehman (an Executive Vice President of the Company), Molinaro, Schwartz and Spector. Effective May 11, 2005, Mark E. Lehman resigned from the Executive Committee and his position as Executive Vice President of the Company. The Executive Committee has the authority between meetings of the Board to take action with respect to matters delegated to it by the Board that are considered to be in the ordinary course of the Company’s business. The Executive Committee generally meets each week and held 101 meetings during fiscal 2005.

Corporate Governance

The Company is committed to the highest level of honesty, integrity and ethics. The Company regularly reviews its corporate governance policies in light of legal, regulatory and corporate governance developments and complies with SEC, NYSE and other corporate governance regulatory requirements applicable to the Company.

Independent Directors.  The Board annually reviews the members of the Board to ensure that a majority of the Board is “independent” as required by and defined in NYSE rules. This determination is made after the Board reviews the following information: relationships and/or transactions, if any, that a director has with the Company; a summary of the director and officer questionnaires; a summary of both inside and outside counsel’s review of the directors and the recommendation of the Corporate Governance Committee. Each Board member is also provided with a copy of the text of NYSE Rule 303A. In addition, to assist it in its determination, the Board has adopted Director Independence Standards, which are attached as Exhibit D to this Proxy Statement. The standards set forth the criteria by which director independence will be determined and include: prohibitions on material relationships with the Company; limitations on employment of a director or his or her immediate family members with the Company; limitation on the receipt of direct compensation from the Company; limitations on affiliation with the Company’s auditors; and restrictions on commercial relationships.

The Board has determined that each of the non-management directors, constituting a majority of the Board, have no material (direct or indirect) relationships with the Company and are “independent” pursuant to NYSE rules and the Company’s Director Independence Standards. The non-management directors consist of Messrs. Bienen, Glickman, Harrington, Nickell, Novelly, Salerno, Tese and Williams. In assessing the materiality of a director’s relationship with the Company, the Board reviewed all relevant facts and circumstances, including all other companies or organizations in which a director has an affiliation and any other relationships with the Company, including, but not limited to, commercial, industrial banking, consulting, legal, accounting, charitable and familial relationships. There were several immaterial relationships that were reviewed by the Board which are described below.

Mr. Bienen is the President of Northwestern University. Northwestern University has brokerage accounts held at Bear Stearns. Accordingly, the Company received fees in fiscal 2005 for services rendered in the ordinary course of business. The amount of fees received or paid by the Company were minimal and did not exceed the monetary limitations set forth in NYSE Rule 303A.

Father Harrington is the President of St. John’s University. St. John’s University has brokerage accounts held at Bear Stearns. The Company received fees in fiscal 2005 for services rendered in the ordinary course of business.

The amount of fees received or paid by the Company were minimal and did not exceed the monetary limitations set forth in NYSE Rule 303A. In addition, in fiscal 2005, St. John’s entered into a broker-dealer agreement with the Company in connection with the sale of auction rate bonds. The Company received minimal fees for its services in this transaction. The amount received by the Company did not exceed the monetary limitations set forth in NYSE Rule 303A.

Mr. Nickell is the President and Chief Executive Offier of Kelso and Company, which is the manager of various investment partnerships which make investments in portfolio companies. Bear Stearns acted as underwriter or sold stock for certain of these portfolio companies in fiscal 2005. Mr. Nickell is not an employee nor is he an immediate family member of an executive officer of these portfolio companies. Nevertheless, the amounts received or paid by the Company did not exceed the monetary limitations set forth in NYSE Rule 303A.

Mr. Novelly is the Chairman and Chief Executive Officer of Apex Oil Company, Inc. Apex Oil Company, certain of its subsidiaries and certain other entities, of which Mr. Novelly is an executive officer, have brokerage and other accounts held at Bear Stearns or Custodial Trust Company, a subsidiary of the Company. The Company received fees in fiscal 2005 for services rendered in the ordinary course of business. The amount of fees received or paid by the Company did not exceed the monetary limitations set forth in NYSE Rule 303A. In addition, Mr. Novelly’s son was employed in a non-executive position by the Company for part of fiscal 2005 which is further discussed under “Certain Relationships and Related Party Transactions”. The Board determined that such employment did not affect Mr. Novelly’s independence.

In addition, as discussed under the section “Certain Relationships and Related Party Transactions”, the Company, in the ordinary course of business, has extended credit to certain of its non-management directors or their affiliates in connection with their purchase of securities. Bear Stearns also periodically, in the ordinary course of its business may enter into transactions, as principal, involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) with non-management directors and members of their immediate families. Because these transactions were made on the same terms as similar transactions with non-affiliated third parties, the Board determined that they were not material and that such transactions did not affect the non-management directors’ status as “independent” directors of the Company.

The aforementioned transactions and dealings were based on competitive bidding and were performed in the ordinary course of business. In addition, the Company did not make any substantial contributions to any charitable organizations with which a director is affiliated. Based upon the foregoing, the Board determined that such relationships were immaterial and that Messrs. Bienen, Harrington, Nickell and Novelly are “independent” directors of the Company.

In addition to the foregoing, the Corporate Governance Committee reviews the Company’s independent non-management directors not less than twice a year and throughout the year the Company’s Legal Department examines relationships and/or transactions, if any, that an “independent” non-management director may have with the Company and advises the Board and the Corporate Governance Committee with respect to the director’s independence.

Corporate Governance Guidelines.  The Company has established and adopted Corporate Governance Guidelines which set forth guidelines for the appointment, retention, term, responsibilities, powers, qualifications and compensation regarding the Board and its committees. The Corporate Governance Guidelines (which include the Board Candidate Guidelines attached as Exhibit C to this Proxy Statement) contain the formal director qualification and independence standards adopted by the Board.

Executive Sessions.  The Company’s non-management directors meet in regularly scheduled executive sessions without management present in order to freely evaluate the performance of the Company’s management. The non-management directors held six executive sessions in fiscal 2005. Effective for fiscal 2006, the Company has adopted a policy requiring the non-management directors to meet in executive sessions not less than quarterly. The non-management directors have elected Mr. Tese to serve as the presiding director at such executive sessions.

Communications to the Non-Management Directors.  The Company has adopted a procedure for stockholders to communicate with the non-management directors. Stockholders and other interested persons may contact the presiding director or the non-management directors individually or as a group, by writing to the presiding director or to such director(s) in care of the Corporate Secretary, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179. Any such communications will be promptly distributed by the Secretary to the presiding director or such individual director(s).

Communications to the Board.  The Company has also adopted a procedure by which stockholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Lead Director.  The non-management directors have elected Mr. Tese as Lead Director of the Board. As Lead Director, Mr. Tese: presides at all Board meetings at which the chairman is not present, including executive sessions of the non-management directors; serves as liaison between the chairman and the independent directors; approves information sent to the Board; approves meeting agendas for the Board; approves meeting schedules to help ensure that there is sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors; and, if requested by stockholders, is available for consultation and direct communication.

Policy on Directorships.  In order to assure that members of the Board dedicate a sufficient amount of time to effectively serve the Company and its stockholders, the Company has adopted a policy limiting the number of public boards of directors that a Company director may serve on to six.

Attendance at the Company’s Annual Meetings.  The Company believes that it is important for members of the Board to attend the Annual Meeting and therefore adopted a policy encouraging all directors to attend Annual Meetings. Eleven out of the twelve members of the Board attended the Company’s 2005 Annual Meeting.

Director Orientation and Continuing Education.  The Company has established an orientation process for newly appointed directors. The orientation process consists of familiarizing the director with the Company and its significant businesses, practices and personnel. It also includes educating the director regarding the Company’s financial reporting and risk management processes, any material litigation and the Company’s Code of Business Conduct and Ethics. In addition, supplemental continuing education information is prepared and forwarded to each director as necessary and appropriate.

Annual Performance Evaluations.  The Board and each of the Board Committees conducted an annual self-evaluation. Accordingly, each Board Committee compared its performance with the provisions of its charter, set forth its objectives for the upcoming year and if the committee deemed necessary or appropriate, recommended changes to the Board. Each Board Committee reported the results of its evaluation to the Board. Furthermore, the Board evaluated itself and its committees to determine whether they are functioning effectively and to determine whether any modifications were necessary.

Review of Director Status.  The Company has adopted a policy that requires the non-management directors to submit information regarding any changes in their primary job responsibilities for consideration by the Nominating Committee.

Stock Ownership.  In order to further align the interests of members of the Board and the Company’s executive officers to the stockholders, the Company has established minimum stock ownership requirements for its non-management directors and executive officers. Non-management directors are required to hold 500 shares of Common Stock or Common Stock Equivalents and executive officers are required to hold 5,000 shares of Common Stock or Common Stock Equivalents. Common Stock Equivalents include all vested CAP Units, vested options or vested Restricted Stock Units held by participants in the CAP Plan and the Directors’ Plan. Any executive officers or non-management directors not currently in compliance with these rules will be given three years to acquire such holdings.

Audit Committee.  The Board has determined that all of the members of the Audit Committee meet the NYSE standards of financial literacy and accounting or related financial management expertise and the SEC criteria of an “audit committee financial expert”. The Audit Committee members are prohibited from receiving any compensatory fee, directly or indirectly, from the Company or any of its subsidiaries, other than in the member’s capacity as a member of the Board or any committee thereof. The Audit Committee operates under a formal charter, which in accordance with NYSE listing standards addresses their purpose, duties and responsibilities, and requires an annual performance evaluation, of the Audit Committee. A copy of the charter is attached as Exhibit A to this Proxy Statement.

Whistleblowing.  The Company has continued its long-standing practice of encouraging whistleblowing. Accordingly, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters. Additionally, the Company has reminded employees of its policy to not retaliate or take any other detrimental action against employees who in good faith provide evidence of fraud.

Code of Business Conduct and Ethics.  All of the Company’s employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Company’s Code of Business Conduct and Ethics. The Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Code covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Code without fear of retaliation. Waiver of any provision of the Code for executive officers and directors may only be granted by the Board or one of its committees and any such waiver of the Code relating to such individuals will be disclosed by the Company.

Copies of the Company’s Corporate Governance Guidelines, Code, and the charters of each of the Audit Committee, Compensation Committee, Corporate Governance Committee, Nominating Committee and QLCC are available on the Company’s website at http://www.bearstearns.com. The website contains a corporate governance page, located within the “Corporate Governance” section under the heading “About Bear Stearns”. Copies of these documents may also be obtained by any stockholder upon request without charge by writing to the Corporate Secretary, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of six non-management directors. The Board has determined that each Audit Committee member satisfies the independence and financial experience requirements of the NYSE and the SEC and is an “audit committee financial expert” as that term is defined in SEC rules. The Audit Committee is governed by a written charter (attached as Exhibit A) which has been adopted by the Board and is reviewed and reassessed annually by the Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference into any such filing.

The purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, performance and independence of the Company’s independent auditor(s), (4) the performance of the Company’s internal audit function and (5) the Company’s systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting.

Management is responsible for the preparation and integrity of the Company’s financial statements and the establishment and effectiveness of the Company’s internal controls and procedures over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report to the Audit Committee on the Company’s conformance to such standards and on management’s assessment of the Company’s internal controls over financial reporting. The Audit Committee oversees these processes.

In connection with its oversight role, the Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended November 30, 2005 and met with both management and the Company’s independent auditors to review such statements, including the critical accounting policies on which the financial statements were based. Management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received and discussed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the auditors’ independence.

Based upon the foregoing reports and discussions with management and the independent auditors, the Audit Committee has recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2005.

AUDIT COMMITTEE

Henry S. Bienen
Carl D. Glickman
Paul A. Novelly
Frederic V. Salerno
Vincent Tese, Chairman
Wesley S. Williams Jr.

•        •        •

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

Compensation Policies

The Compensation Committee is responsible for overseeing the compensation policies of the Company with particular attention to the compensation of the Company’s executive officers. The compensation philosophy of the Company has been strongly influenced by the principle that the compensation of the executive officers should be structured to link their financial rewards to the achievement of annual and long-term performance goals. Thus, executives would both share in the success of the Company as a whole and be adversely affected by poor Company performance, thereby aligning their interests with those of the stockholders. In making decisions with respect to the compensation of executive officers, the Compensation Committee follows certain guidelines:

•	Total compensation should be comparable to that paid by the Company’s primary competitors, so that the Company can recruit and retain talented executive officers who are key to the Company’s long-term success.

•	Executive compensation should be directly linked to the Company’s financial performance as measured annually, primarily with an emphasis on return on common equity.

•	A significant portion of the total compensation paid to executive officers should be delivered in the form of equity-based awards. The value of equity-based awards cannot be realized immediately and will depend on the future performance of the Company and an increase in the market value of its stock.

To implement the foregoing philosophy, the salary and bonus compensation of executive officers is determined principally by the operation of the Performance Compensation Plan.

Performance Compensation Plan

Under the Performance Compensation Plan, executive officers, including the executive officers named in the Summary Compensation Table, and other key employees received a base salary of $200,000 per annum and a share of a performance-based bonus pool. Effective with fiscal 2006, the Compensation Committee has amended the Performance Compensation Plan such that all future participants will receive a base salary of $250,000. This amendment was made in order to ensure that the Company’s base salaries are competitive with those of other institutional and commercial banks with whom the Company competes. The Compensation Committee determines the formula for calculating one or more bonus pools within 90 days after the beginning of each fiscal year based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on common equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

The share of one or more of the bonus pools to be allocated to each executive officer in any fiscal year is determined by the Compensation Committee in its sole discretion. However, under no circumstance may the aggregate amount of the bonuses paid under the Performance Compensation Plan exceed 100% of any of the applicable bonus pools computed under the formula designated by the Compensation Committee. The maximum amount allocable to members of the executive committee of Bear, Stearns & Co Inc. in the aggregate for any fiscal year is $165,000,000 (the “Executive Committee Pool”). The maximum allocation to any individual member of the Executive Committee Pool is 30%. In fiscal 2005, the Executive Committee consisted of six members: the Company’s Chief Executive Officer, Chairman of the Executive Committee, Co-Presidents, Chief Financial Officer and an Executive Vice President.

In fiscal 2005, the Compensation Committee determined that the formula used to calculate the Executive Committee Pool would be based on the Company’s adjusted after-tax return on common equity. The Compensation Committee awarded total annual compensation of $103,796,000, which was less than the aggregate bonus pool authorized under the terms of the Performance Compensation Plan. This amount consisted of a combination of cash, CAP Units (as defined below under “Equity Ownership and Capital Accumulation Plan”) and stock options (see

“Stock Award Plan”). The participants in the Executive Committee Pool received 52.1% in cash, 7.4% in stock options and 40.5% in CAP Units. The Compensation Committee believes that the amount of equity-based compensation paid to these participants strengthens the alignment of the interests of the executive officers with those of all stockholders, as the ultimate realization of the benefits attributable to both stock options and CAP Units only occurs with an increase in the Company’s stock price.

Equity Ownership and Capital Accumulation Plan

A focus on performance and growth and the direct alignment of employee and stockholder interests flows from the substantial ownership of Common Stock and CAP Units by senior executives of the Company. As of January 31, 2006, the members of the Executive Committee beneficially owned 7.66% of the outstanding Common Stock, CAP Units and restricted stock units combined.

All executive officers receive a substantial portion of their annual compensation in awards made pursuant to the CAP Plan. In aggregate, 358,611 CAP Units were granted to the members of the Executive Committee related to fiscal 2005. Stock units awarded pursuant to the CAP Plan (“CAP Units”) generally vest 50% on each of the second and third anniversaries of the original grant date. After a five-year period, each officer will be entitled to receive from the Company a number of freely transferable shares of Common Stock equal to the number of CAP Units then credited to such officer’s Capital Accumulation Account related to such award.

Stock Award Plan

The Stock Award Plan was established in 1999 and provides the Company the ability to award key employees stock options as a component of their annual compensation. Based on management’s recommendation, the Compensation Committee determines: the recipients of stock options; the terms and conditions of such options within the parameters of the Stock Award Plan; and the number of shares covered by each option.

In aggregate, 231,433 ten-year options were granted to members of the Executive Committee relating to their performance in fiscal 2005. These options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant and become exercisable after three years. The Compensation Committee believes that the award of stock options is an important component in the compensation of executive officers, as the ultimate economic value of such awards can only be realized as a result of share price growth. As a result, the interests of executive officers are directly aligned with those of the stockholders.

Compensation of Chief Executive Officer

The compensation of Mr. Cayne, the Company’s Chief Executive Officer, along with other members of the Executive Committee, is determined by the Performance Compensation Plan. Pursuant to the terms of the Performance Compensation Plan, for fiscal 2005, Mr. Cayne received a base salary of $200,000 and shared in a bonus pool based on the Company’s fiscal 2005 after-tax return on common equity. Mr. Cayne’s proportionate share of the fiscal 2005 bonus pool (as well as that of the other members of the Executive Committee) was determined by the Compensation Committee. Based upon Mr. Cayne’s individual performance in fiscal 2005 and the performance of the Company, the Compensation Committee determined that Mr. Cayne would receive total compensation in fiscal 2005 of $25,100,000 consisting of the following components (including 56,573 stock options):

Base Salary	Cash Bonus	CAP Units	Stock Options	Total
$200,000	$12,721,154	$10,295,769	$1,883,077	$25,100,000

Such compensation was less than that which could have been awarded under the terms of the Performance Compensation Plan and was not significantly higher than Mr. Cayne’s compensation for fiscal 2004 which totaled $24,721,875. The most significant change related to Mr. Cayne’s compensation is that the non-cash component was weighted more heavily towards CAP Units as the Compensation Committee decided to reduce the use of stock options. The Compensation Committee believes that Mr. Cayne’s fiscal 2005 compensation was fair given the Company’s absolute performance and also its performance compared to its key competitors. In fiscal 2005, the Company achieved exceptional results. Earnings per share (diluted) for the year ended November 30, 2005 were a record $10.31 per share, an increase of 6% from the prior year. Net income for fiscal 2005 was a record $1.46 billion, an increase of 9% when compared to fiscal 2004. Net revenues for fiscal 2005 also reached a record level of $7.4 billion, an increase of 9% from the prior year. Annualized return on average common equity for the year ended November 30, 2005 was 16.5%. Book value per share grew by approximately $12 per share to $71.08 in fiscal 2005 and the market price of the Common Stock increased by 14%. Due to the substantial portion of Mr. Cayne’s compensation being delivered in the form of CAP Units and stock options, the ultimate realization of benefits from his current bonus will depend on the future performance of the Company and the value of its Common Stock.

Tax Deductibility under Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 annually paid to individual executive officers named in the Summary Compensation Table unless certain exceptions, including compensation based on performance goals, are satisfied. The Performance Compensation Plan, the CAP Plan and the Stock Award Plan have been established and maintained in an effort to comply with the performance-based exception to limits on deductibility of executive officer compensation. However, while the Compensation Committee currently seeks to maximize the deductibility of compensation paid to executive officers, it will maintain the flexibility to take actions which may be based upon other considerations.

Conclusion

The Compensation Committee believes that the Company performed well in the current business environment. The Company’s performance as measured by profit margins remain strong and earnings per share increased when compared with the prior year. In addition, return on common equity was among the highest of its key competitors. The compensation paid to the Company’s executive officers reflects the Company’s strong absolute and relative performance. Attracting and retaining talented and motivated management and employees is essential to creating long-term stockholder value. Offering a competitive performance-based compensation program with a significant equity component helps to achieve this objective. The Compensation Committee believes that the Performance Compensation Plan, the CAP Plan and the Stock Award Plan all provide appropriate incentives to senior management of the Company and are fair and reasonable methods for determining the compensation of executive officers, including the Chief Executive Officer. The compensation program of the Company properly serves to align the interests of executives and stockholders.

COMPENSATION COMMITTEE

Carl D. Glickman, Chairman
Donald J. Harrington
Frank T. Nickell
Vincent Tese

•        •        •

COMPENSATION TABLES AND OTHER INFORMATION

The following table sets forth information with respect to the Chief Executive Officer and the four highest compensated executive officers of the Company (other than the Chief Executive Officer) for the fiscal years ended November 30, 2005, 2004 and 2003:

Summary Compensation Table

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Restricted Stock Awards (2)(3)(4)	Securities Underlying Options (#)	All Other Compensation (5)
James E. Cayne	2005	$200,000	$12,721,154	$10,295,769	56,573	$5,180,904
Chairman of the Board	2004	200,000	10,081,291	9,496,209	168,585	6,482,057
and Chief Executive Officer	2003	200,000	11,009,432	10,419,633	256,143	12,296,347

Alan C. Greenberg	2005	$200,000	$7,274,154	$5,665,819	32,026	$2,183,559
Chairman of the Executive	2004	200,000	5,933,750	5,383,750	98,176	1,737,163
Committee	2003	200,000	6,516,519	5,963,136	150,396	5,005,360

Samuel L. Molinaro Jr.	2005	$200,000	$8,052,654	$6,327,544	35,534	$1,524,739
Executive Vice President	2004	200,000	5,736,500	4,961,500	92,895	1,307,296
and Chief Financial Officer	2003	200,000	5,300,765	4,538,107	116,582	776,663

Alan D. Schwartz	2005	$200,000	$12,072,654	$9,744,544	53,650	$4,487,164
President and Co-Chief	2004	200,000	9,596,080	8,948,920	159,784	5,400,154
Operating Officer	2003	200,000	10,486,887	9,836,524	242,307	9,032,967

Warren J. Spector	2005	$200,000	$12,072,654	$9,744,544	53,650	$4,919,625
President and Co-Chief	2004	200,000	9,563,562	8,981,438	159,784	17,378,312
Operating Officer	2003	200,000	10,429,968	9,874,471	243,207	17,750,992

(1)	Represents amounts payable under the Performance Compensation Plan. See “Executive Compensation — Compensation Committee Report — Performance Compensation Plan”.

(2)	Represents the portion of the named executive officer’s bonus deferred pursuant to the CAP Plan. See “Executive Compensation — Compensation Committee Report — Equity Ownership and Capital Accumulation Plan”.

(3)	As of December 31, 2005, the value and the aggregate number of CAP Units in the accounts of each named person (based on the closing price of the Common Stock on the Consolidated Transaction Reporting System on December 30, 2005) was: Mr. Cayne — $67,221,205 (581,851 units); Mr. Greenberg — $37,355,313 (323,339 units); Mr. Molinaro — $30,367,842 (262,857 units); Mr. Schwartz — $62,832,474 (543,863 units); and Mr. Spector — $63,595,689 (550,469 units).

(4)	On December 11, 2000, Mr. Molinaro received a grant of 15,879 restricted stock units as part of his compensation pursuant to the Performance Compensation Plan. Dividend equivalents of additional restricted stock units are payable by the Company on all such holdings from the date of grant. On June 30, 2005, Mr. Molinaro vested into and received a distribution of 5,545 restricted stock units, which represented the final 33 1/3% of the units originally granted plus all related dividend equivalents through the vesting date. All of the related restricted stock units granted on December 11, 2000 have been distributed.

(5)	Represents preferential earnings paid in the form of CAP Units pursuant to the CAP Plan that exceed cash dividends paid on the equivalent shares of Common Stock.

Option Grants in Last Fiscal Year (1)

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date (2)	Grant Date Present Value (3)
James E. Cayne	56,573	1.40%	$116.50	12/22/15	$1,883,077
Alan C. Greenberg	32,026	0.79%	116.50	12/22/15	1,066,027
Samuel L. Molinaro Jr.	35,534	0.88%	116.50	12/22/15	1,182,802
Alan D. Schwartz	53,650	1.33%	116.50	12/22/15	1,785,802
Warren J. Spector	53,650	1.33%	116.50	12/22/15	1,785,802

(1)	Represents awards made in December 2005 for performance in fiscal year 2005.

(2)	All stock options become exercisable three years after grant date.

(3)	Valued using a modified Black-Scholes option pricing model. The exercise price of each stock option ($116.50) is equal to the closing price on the Consolidated Transaction Reporting System of a share of Common Stock on December 21, 2005, the date immediately preceding the date of the grant. The assumptions used for the variables in the model were: 21.001% volatility (a projection of the volatility of the Common Stock over the 120 month term of the options); a 4.46% risk-free rate of return (based on the USD Interest Rate Swap Curve, expressed as a zero-coupon rate over the 120 month term); a 0.90% dividend yield (which was an estimated projected dividend yield on the date of grant); and a ten year option term (which is the maximum term of the options). A discount was applied to the option value yielded by the model to reflect the non-marketability of the options. The actual gain, if any, that executives will realize on their stock options will depend on the future price of the Common Stock and cannot be accurately forecasted by application of an option pricing model.

Aggregated Stock Option Exercises Made in Last Fiscal Year
and Fiscal Year-End Option Values

			Underlying Unexercised Options at Fiscal Year-End		In-the-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable (2)	Unexercisable	Exercisable	Unexercisable
James E. Cayne	—	—	279,864	481,301	$16,762,133	$10,944,764
Alan C. Greenberg	18,702	$844,665	40,000	280,598	1,879,600	6,419,535
Samuel L. Molinaro Jr.	—	—	73,053	245,011	3,999,018	5,116,258
Alan D. Schwartz	—	—	237,788	455,741	14,072,882	10,356,111
Warren J. Spector	—	—	267,400	456,641	16,015,725	10,389,627

(1)	This valuation represents the difference between $110.99, the closing price of a share of Common Stock reported on the Consolidated Transaction Reporting System on November 30, 2005 and the exercise prices of those stock options outstanding at November 30, 2005 multiplied by the number of options outstanding at each exercise price. The actual value, if any, that executives will realize upon the exercise of any option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date the option is exercised.

(2)	Includes options that vested and became exercisable on November 30, 2005.

Compensation of Directors

In fiscal 2005 each director who was not an employee of the Company or any of its subsidiaries (the “Non-Employee Directors”) received an annual retainer of $50,000, plus $1,500 for each Board and Board Committee meeting attended and reasonable expenses relating to attendance at such meetings. Additionally, Non-Employee Directors received $200 for participation in telephonic conference committee meetings. No increases to these amounts have been proposed for fiscal 2006.

Pursuant to the provisions of the Directors’ Plan, each Non-Employee Director as of the date of an annual meeting of stockholders and whose service will continue after such meeting, is granted an option to purchase shares of Common Stock and a number of Restricted Stock Units. The exercise price of the option is equal to the closing price of the Common Stock on the NYSE on the date the grant is made. The number of shares covered by the option and the number of Restricted Stock Units is equal to the quotient of an amount determined by the Executive Committee divided by the average closing price of the Common Stock for the five trading days immediately preceding the date of such meeting, subject to adjustment as provided in the Directors’ Plan. The options have a ten-year term, are exercisable six months from the date of grant and are subject to termination upon the occurrence of certain events that are set forth in the Directors’ Plan.

Pursuant to the annual grant provisions of the Directors’ Plan, for fiscal 2005, all of the Company’s Non-Employee Directors received stock options valued at $67,500 and Restricted Stock Units valued at $67,500 on April 7, 2005. The Company also pays annual fees to the Chairman of the Audit Committee ($25,000), the Chairman of the Compensation Committee ($10,000) and the Lead Director ($20,000). These additional fees are paid on a quarterly basis and commenced on April 7, 2005. The Directors’ Plan also permits Non-Employee Directors to elect to receive options or shares of Common Stock in exchange for up to one-half of the annual cash retainer paid by the Company for services rendered as a director.

PERFORMANCE GRAPH

The following graph compares the performance of an investment in the Company’s Common Stock over the last five fiscal years with its Peer Group, the S&P 500 Investment Banking & Brokerage Index and the S&P 500 Index. The entities included in the Company’s peer group consist of Merrill Lynch & Co., Inc., Morgan Stanley, The Goldman Sachs Group, Inc. and Lehman Brothers Holdings Inc. The performance graph assumes the value of the investment in the Company’s Common Stock and each index was $100 on November 30, 2000, and that all dividends have been reinvested. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Assumes $100 invested on November 30, 2000 in the Company’s Common Stock, Peer Group, S&P 500 Investment Banking & Brokerage Index and the S&P 500 Index and that all dividends have been reinvested.

	2000	2001	2002	2003	2004	2005
The Bear Stearns Companies Inc.	$100.00	$126.52	$142.28	$162.85	$221.49	$254.45
Peer Group	100.00	96.37	85.90	108.02	111.77	144.05
S&P 500 Investment Banking & Brokerage Index	100.00	84.47	70.95	87.22	89.75	109.37
S&P 500 Index	100.00	87.78	73.28	84.34	95.18	103.22

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions

The Company, in the ordinary course of business, has extended credit to certain of its directors, officers and employees in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms (including as to interest rates and collateral requirements) as those prevailing at the time for comparable transactions with non-affiliated persons, except that for some credit products, the interest rates charged were equivalent to the lowest of the interest rates charged to other persons or were the same as those charged to Company employees and did not involve more than the normal risk of collectability or have unusual terms or conditions which are disadvantageous to the Company. To the extent that officers and employees of the Company and members of their immediate families wish to purchase securities in brokerage transactions, they ordinarily are required to do so through Bear Stearns, which offers them a discount from its standard commission rates that could be substantial depending on various factors, including the size of the transaction. Bear Stearns periodically, in the ordinary course of its business may enter into transactions, as principal, involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) with directors, officers, employees of the Company and members of their immediate families. Such purchases and sales of securities or commercial paper on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

The Company, from time to time, has made loans to its executive officers and other employees. All loans outstanding between the Company and any of its directors or executive officers on and after July 30, 2002, including those discussed in this section, have been in existence without material modification since such date or are otherwise exempt from the prohibitions of Section 12(k) of the Exchange Act. The Company has formed several limited partnerships which provide investment opportunities for the Company’s key employees. For certain of the partnerships, the Company provides nonrecourse, interest-bearing loans to the participants. The loans bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.0% to 1.75%, depending on the partnership. At November 30, 2005, in aggregate for these partnerships, the total amounts loaned in excess of $60,000 to directors and executive officers are as follows: James E. Cayne ($244,032), Jeffrey M. Farber (Controller of the Company) ($97,613), Mark E. Lehman (resigned as an executive officer on May 11, 2005) ($244,032), Michael Minikes (Treasurer of the Company ($195,226), Samuel L. Molinaro Jr. ($195,226), Alan D. Schwartz ($244,032) and Warren J. Spector ($877,925). For the fiscal year ended November 30, 2005, in aggregate for these partnerships, the total amounts used to repay loan principal and interest for the aforementioned participants was $115,106 for Mr. Spector.

Mr. Cayne and his wife own in excess of 10% of the limited partnership interests in Colden Capital Partners L.P. (“Colden”). The managing partner of Colden is Colden Capital Management LLC, the managing member of which is a son-in-law of the Caynes. Colden is a prime brokerage client of Bear Stearns and as such it is eligible to receive a wide variety of services from Bear Stearns which include clearing services and the use of office space. All transactions between Colden and Bear Stearns are conducted in the ordinary course of business and on terms comparable with transactions of unrelated third parties. During the fiscal year ended November 30, 2005, Colden received net interest income of $841,855 from Bear Stearns. In addition, during the fiscal year ended November 30, 2005, Colden and its affiliates paid Bear Stearns $265,208 in clearance fees and charges.

Mr. Novelly’s adult son, Paul A. Novelly II, had been employed as an Account Executive in the Private Client Services department of Bear Stearns since September 1990. During fiscal 2005, he earned total compensation of $158,782 which was commission-based. Effective February 21, 2005, Paul A. Novelly II resigned from his position with Bear Stearns.

In order to facilitate their service as directors and committee members, the Company has had a policy of making office space and administrative services available to each member of the Board. During fiscal 2005, both Mr. Glickman and Mr. Tese have utilized office space. The Company also provided the services of an administrative assistant to Mr. Tese in order to support him in his role as Lead Director of the Board and Chairman of the Audit Committee. Mr. Tese reimburses the Company for the proportionate cost of such services attributable to non-Company matters. During fiscal 2005 such costs amounted to $37,440.

Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during fiscal 2005 for any amount in excess of $60,000.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Company’s Compensation Committee is or has been an officer or an employee of the Company. There were no “Compensation Committee Interlocks” during fiscal 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and any persons who own more than 10% of the Company’s Common Stock, to file reports of ownership of, and transactions in, our Common Stock with the SEC and furnish copies of such forms to the Company. Based solely upon a review of the copies of such forms furnished to the Company and on written representations from our reporting persons, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of November 30, 2005 with respect to the Company’s Common Stock that may be issued under its existing equity compensation plans. The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been and are not required to be so approved. The footnotes and other information following the table are intended to provide additional information on these compensation plans. The Company currently plans to mitigate the dilutive effect of such plans to stockholders through the repurchase of Common Stock, pursuant to the Company’s share repurchase program, subject to market conditions.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	58,270,595	(2)	$77.31 (2)	9,390,935	(3)
Equity compensation plans not approved by security holders	610,453	(4)	N/A	—	(4)
Total	55,881,048			9,390,935

(1)	This column contains information regarding stock options only; there are no warrants or rights outstanding.

(2)	Includes stock options to purchase 23,873,136 and 106,043, shares of Common Stock under the Stock Award and Directors’ Plan, respectively, with a combined weighted-average exercise price of $77.31, 25,823,714 CAP units, 8,448,695 restricted stock units under the RSU Plan and 19,007 restricted stock units under the Directors’ Plan.

(3)	Equity compensation plans approved by security holders include the Stock Award Plan, Directors’ Plan, RSU Plan and CAP Plan. The material features of each of these plans are described in Note 13 “Stock Compensation Plans”, to the Company’s Consolidated Financial Statements.
— Includes stock options available for future issuance of 5,902,769 shares under the Stock Award Plan as well as stock options and RSU’s available for future issuance of 168,964 shares under the Directors’ Plan.
— Includes 3,319,202 securities remaining available for future issuance under the RSU Plan.
— Units available for future issuance under the CAP Plan, which was approved by security holders, are not included. Pursuant to the terms of the CAP Plan, the total number of CAP Units that may be issued under the CAP Plan during any fiscal year may not exceed 15% of the sum of issued and outstanding shares of Common Stock and CAP Units outstanding determined as of the last day of the current fiscal year.

(4)	Equity compensation plans not previously approved or required to be approved by security holders include the AE Investment and Deferred Compensation Plan. The material features of this plan are described below.

The table above does not include equity compensation plans that meet the qualification requirements of Section 401(a) of the Internal Revenue Code, namely the Profit Sharing Plan, 401(k) Savings Plan and the Employee Stock Ownership Plan. The material features of the AE Investment and Deferred Compensation Plan are described below. These descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents which are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005.

AE Investment and Deferred Compensation Plan

The AE Investment and Deferred Compensation Plan is a non-qualified defined contribution retirement plan covering substantially all account executives. The plan allows participants to defer a portion of their annual compensation in a variety of self-directed investment options. One of these options allows the participants to invest in the Common Stock of the Company. Such investments are restricted from sale, transfer or assignment until the end of the restricted period which is predetermined prior to the original deferral. As of November 30, 2005 the total number of such units outstanding was 401,546.

II.  APPROVAL OF AMENDMENT TO THE
CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS

General

The Capital Accumulation Plan for Senior Managing Directors (the “CAP Plan”) was adopted initially by the Board of Directors and approved by stockholders as of September 6, 1990. The CAP Plan was amended thereafter on a number of occasions by the Compensation Committee, both with and without stockholder approval, as required. The CAP Plan was amended and restated as of November 29, 2000 for CAP Plan years beginning on or after July 1, 1999 (the “2000 Plan”). Deferrals relating to CAP Plan years beginning prior to July 1, 1999 are subject to the CAP Plan amended and restated as of October 28, 1999 (the “1999 Plan”). The 2000 Plan is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 23, 2001 and the 1999 Plan is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999. The 1999 Plan and the 2000 Plan constitute a single plan and unless indicated otherwise are referred to in this subsection as the CAP Plan.

Purpose

The purpose of the CAP Plan is to promote the interests of the Company and its stockholders by providing long-term incentives to certain key executives who contribute significantly to the long-term performance and growth of the Company. Awards pursuant to the CAP Plan will be credited to participants’ deferred compensation accounts (“Capital Accumulation Accounts”) in the form of units (“CAP Units”), on prescribed terms and conditions. The Company will deliver shares of Common Stock in settlement of outstanding CAP Units upon completion of the applicable vesting and deferral periods. The CAP Plan is administered together with the grant of options under the Stock Award Plan in order to attract and retain key executives in a competitive business environment and to link the long-term interests of management and stockholders by broadening the equity participation of executives.

The CAP Plan currently provides for termination when all required distributions have been made following the last day of the applicable deferral period. The maximum number of CAP Units that may be credited to all participants’ Capital Accumulation Accounts under the CAP Plan for any CAP Plan year may not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock as of the last day of such CAP Plan year (the “Base Shares”) and the number, if any, by which the sum of the Base Shares in all prior fiscal years beginning on or after July 1, 1993 exceeds the number of shares credited to Capital Accumulation Accounts under the CAP Plan in all prior fiscal years.

Proposed Amendment to the CAP Plan

The definition of Eligible Employees in Section 2.1 of the current CAP Plan document indicates that only Senior Managing Directors employed by Bear, Stearns & Co. Inc. are eligible to participate in the CAP Plan. The Compensation Committee has amended this definition to read as follows:

“Eligible Employee” means any individual employed by the Company or any of its subsidiaries and affiliates as a Senior Managing Director or equivalent title as determined by the Appropriate Committee.

This is the only amendment that the Compensation Committee has made to the current CAP Plan document. The amendment would have the affect of allowing individuals who are not Senior Managing Directors of Bear, Stearns & Co. Inc. but who hold equivalent positions with the Company or its subsidiaries to participate in the CAP Plan.

Description of the CAP Plan

This summary of the material terms of the CAP Plan is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

The CAP Plan is administered by the Management and Compensation Committee with respect to all participants other than those who are subject to the reporting requirements of Section 16(a) of the Exchange Act. The CAP Plan is administered with respect to such reporting persons by the Compensation Committee.

Employees of the Company and its subsidiaries and affiliates who hold the position of Senior Managing Director or its equivalent as determined by the Appropriate Committee are eligible to participate in the CAP Plan.

Participants are eligible to be granted an award in the discretion of the Compensation Committee, based upon future and past services, among other factors. For each CAP Plan year, the Company will credit to a participant’s Capital Accumulation Account, as of the last day of such CAP Plan year, that number of CAP Units equal to the amount determined by the Compensation Committee with respect to such participant, divided by the fair market value of the Common Stock on the date the Compensation Committee grants such award.

Generally, CAP Units awarded under the 2000 Plan vest 50% after the second anniversary of the date of the award and 50% after the third anniversary of the date of the award. CAP Units awarded under the 2000 Plan may vest at an earlier date or may continue to vest following termination of employment. A participant may not assign, pledge or otherwise transfer an interest in a Capital Accumulation Account except by designating a beneficiary who shall be entitled to receive any amounts payable under the CAP Plan upon the participant’s death. The Company is not required to establish a special or separate fund or to otherwise segregate any assets to assure any payments under the CAP Plan, and has no obligation to invest all or any portion of Capital Accumulation Accounts in Common Stock. The CAP Plan provides that the rights of each participant shall be no greater than the rights of a general unsecured creditor of the Company.

CAP Units credited in respect of each CAP Plan year and any credits or adjustments to such CAP Units will be recorded in separate sub-accounts.

Each CAP Unit credited to a participant’s Capital Accumulation Account will entitle such participant to receive, on an annual basis, an Earnings Adjustment generally equal to the Company’s pre-tax earnings per share (as determined in accordance with the CAP Plan) for such fiscal year less an adjustment equal to the adjusted net income per share (as determined in accordance with the CAP Plan), plus dividends per share (as determined in accordance with the CAP Plan). The Earnings Adjustment generally will be credited to a participant’s Capital Accumulation Account on an annual basis in the form of a number of additional CAP Units.

As soon as practicable following completion of each applicable deferral period, the Company will deliver in respect of each CAP Plan year, a number of shares of Common Stock equal to the number of CAP Units credited to a Capital Accumulation Account for such CAP Plan year plus any cash in the cash balance account for such CAP Plan year.

In general, within 60 days of the occurrence of a Change in Control of the Company, the Compensation Committee may, in its sole discretion, provide for payment and/or the full vesting of a participant’s total CAP Units.

“Change in Control” means (a) a majority of the Board of Directors ceases to consist of Continuing Directors (as defined below); (b) any person becomes the beneficial owner of 50% or more of the Company’s outstanding voting power, unless such acquisition is approved by a majority of the Continuing Directors; or (c) (in the case of the 2000 CAP Plan) the consummation of a merger or consolidation of the Company (or any subsidiary) with any other corporation, unless, the Company’s voting securities outstanding immediately prior to such merger or consolidation continue to represent more than 50% of the combined voting power of the Company, such surviving entity or any parent thereof outstanding immediately thereafter, and individuals who constitute the Board of Directors of the Company immediately prior to the execution of the definitive merger or consolidation agreement continue immediately thereafter to represent at least a majority of the Board of Directors of the Company, such surviving entity or any parent thereof.

“Continuing Director” means any member of the Board of Directors who was a director on the effective date of the 2000 CAP Plan, as applicable, or who is elected thereafter upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

The Company reserves the right to terminate the entire CAP Plan, or any portion of the CAP Plan representing a particular fiscal year’s deferred compensation, at any time in its sole discretion. Generally, no amendment, suspension or termination may retroactively impair or otherwise adversely affect the rights of any person to benefits which have accrued under the CAP Plan prior to the date of such action. In the case of the 2000 CAP Plan, upon termination of the 2000 CAP Plan in its entirety or with respect to one or more CAP Plan years, the Compensation

Committee, in its sole and absolute discretion, may accelerate the vesting of all or any portion of the CAP Units or cash balance credited to a participant’s account, which would not then be vested.

The maximum number of shares that may be credited under the CAP Plan may be adjusted by the Compensation Committee in the event of any change in the Common Stock, such as through merger, consolidation, reorganization, stock dividend, stock split or otherwise. In the event of any such change after the date that CAP Units initially are credited to a participant’s Capital Accumulation Account, the number of CAP Units held in each participant’s account will be equitably adjusted, as determined by the Compensation Committee or the Management and Compensation Committee, as applicable, in its sole discretion, to reflect such event.

The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the CAP Plan.

III. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending November 30, 2006. Deloitte & Touche LLP also served as the Company’s independent auditors for the previous fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to questions from stockholders and to make a statement should they so desire.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors. Although ratification is not required by the Company’s organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending November 30, 2006.

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal Year Ended
	2005	2004
	(In millions)
Audit Fees	$8.5	$8.0
Audit-Related Fees	10.1	7.9
Tax Fees	4.6	4.7
All Other Fees	2.6	2.3

Audit and Audit-Related Fees aggregated $18.6 million and $15.9 million for the years ended November 30, 2005 and 2004, respectively and consisted of the following:

Audit Fees

The aggregate Audit Fees billed by Deloitte Entities for the 2005 fiscal year were $8.5 million. This included fees for services rendered for the audit of the Company’s annual financial statements for the fiscal year ended November 30, 2005, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the SEC. The comparative amount for the fiscal year ended November 30, 2004 was $8.0 million.

Audit-Related Fees

In addition to Audit Fees, Deloitte Entities have billed the Company $10.1 million, in the aggregate, for Audit-Related Fees related to assurance and related services. These services include, among others, accounting and internal control consultations, reports in connection with data verification relating to securitization activities as well as services to the Company’s triple-A rated derivative subsidiaries. The comparative amount for the fiscal year ended November 30, 2004 was $7.9 million.

Other fees were composed of the following:

Tax Fees

Deloitte Entities have billed the Company $4.6 million, in the aggregate, for services rendered to the Company for tax compliance, tax planning and advice related to debt structures and transactions. Deloitte Entities billed $4.7 million for Tax Fees in the 2004 fiscal year. Included within these amounts are tax compliance fees of $2.2 million and $1.8 million for the 2005 and 2004 fiscal year, respectively.

All Other Fees

The aggregate fees billed by Deloitte Entities for services rendered to the Company, other than the services described above under Audit Fees, Audit-Related Fees and Tax Fees, for the fiscal year ended November 30, 2005 and 2004 were approximately $2.6 million and $2.3 million, respectively. The aggregate fees for All Other Fees in fiscal 2005 included due diligence for merchant banking projects of $1.8 million and consulting services of $0.4 million relating to web based technology projects. All Other Fees for fiscal year ended November 30, 2004 included $2.0 million relating to web based technology projects.

Fund and Other Fees

The Company offers investment products, including money market, equity, fixed income and merchant banking funds (“Funds”). Deloitte Entities provide audit and other services to certain of these Funds. The aggregate fees billed by Deloitte Entities for such services in fiscal 2005 and 2004 were approximately $2.5 million and $1.4 million, respectively.

In connection with its merchant banking activities, the Company had significant investments in various entities. Deloitte Entities received fees of approximately $4.2 million for the audits of seven of these entities in fiscal 2005 and approximately $1.2 million for the audits of three of these entities in fiscal 2004.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with SEC policies regarding auditor independence, the Audit Committee (the “Committee”), has established the following policies and procedures to review and pre-approve all audit, internal control related and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, internal control related services, tax services and other services.

Prior to engagement of the independent auditors, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act. The Committee shall also pre-approve any internal control related services to be provided by the independent auditors.

In applying the pre-approval policies set forth above, the following procedures are followed: (a) prior to each fiscal year, the Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services; (b) actual amounts paid are monitored by financial management of the Company and reported to the Committee; and (c) between Committee meetings, the Committee has authorized Mr. Tese, Chairman of the Audit Committee, to pre-approve (subject to certain limitations) additional non-prohibited services. Pre-approvals granted by Mr. Tese between Committee meetings are reported to the entire Committee at the next regularly scheduled meeting.

All work performed by Deloitte Entities as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Committee in accordance with the policies and procedures set forth above. The Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the auditor’s independence.

OTHER MATTERS

As of the date hereof, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement in connection with the 2007 Annual Meeting must do so no later than November 10, 2006.

In addition, in accordance with Article VI, Section 2 of the Company’s Restated Certificate of Incorporation, in order for a matter to be properly brought before the 2007 Annual Meeting, a matter must have been: (1) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board (which would be accomplished if a stockholder proposal were received by the Secretary of the Company as set forth in the preceding paragraph); (2) brought before such meeting at the direction of the Board or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting or a duly authorized proxy for such stockholder, which conforms to the requirements of Article VI, Section 2 of the Restated Certificate of Incorporation and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not less than 10 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided, however, that such notice need not be given more than 75 days prior to the 2007 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to clause (3) in connection with the 2007 Annual Meeting must be received no later than February 28, 2007.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders who share a single address and who have consented are receiving only a single copy of our annual report and proxy statement. This practice, known as “householding”, is designed to reduce the Company’s printing and mailing costs. If any such stockholder wishes to receive a separate copy of the Company’s annual report or proxy statement, he or she may contact our Investor Relations Department at 383 Madison Avenue, New York, New York 10179, telephone: (212) 272-2000.

In order to consent to householding, stockholders must follow the instructions provided in either the enclosed proxy card or those provided when voting via the internet or by telephone. Stockholders who wish to change or revoke their consent should contact ADP Investor Communication Services at (800)542-1061 or write to them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS

Stockholders have the option of voting via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. If your shares are registered in the name of a bank or brokerage firm you will receive voting instructions from your holder of record. If internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on April 10, 2006.

Stockholders who have consented may receive the Company’s annual report and proxy statement over the internet. Stockholders owning shares through a bank, broker or other holder of record should contact the record holder for information regarding electronic delivery of these documents. An election to receive materials over the internet will remain in full force and effect unless subsequently revoked by the stockholder. There may be costs associated with electronic delivery and voting, such as telephone and internet access charges, which must be borne by the stockholder.

Stockholders who elect to access proxy materials on the internet may request prompt delivery of the Company’s proxy statement or annual report by contacting the Company at (212) 272-2000 or by writing to the Company’s Investor Relations Department at 383 Madison Avenue, New York, New York 10179.

REPORTS

Upon written request, the Company will furnish any stockholder free of charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005. Such requests should be directed to the Company’s Investor Relations Department at the address below. This Proxy Statement and the Company’s 2005 Annual Report to Stockholders and Annual Report on Form 10-K and 10-K/A are also available on the Company’s website at http://www.bearstearns.com. The 2005 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website other than the Proxy Statement, are not part of the Company’s proxy soliciting materials.

By order of the Board of Directors

Kenneth L. Edlow,
Secretary

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179
March 10, 2006

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EXHIBIT A

THE BEAR STEARNS COMPANIES INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of The Bear Stearns Companies Inc. (the “Corporation”). The purpose of the Committee is to assist the Board in the Board’s oversight of (1) the integrity of the financial statements of the Corporation, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the qualifications, performance and independence, of the Corporation’s independent auditor(s) (the “Auditor(s)”), (4) the performance of the Corporation’s internal audit function and (5) the Corporation’s systems of disclosure controls and procedures, external financial reporting and internal controls over financial reporting.

Membership

The Committee shall consist of at least three directors of the Corporation. Committee members shall be appointed annually by the Board and may be removed with or without cause by action taken by a majority of the whole Board. Each member of the Committee shall be an “independent director” of the Corporation as that term is defined by the Sarbanes-Oxley Act of 2002 (the “Act”), Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the New York Stock Exchange (the “NYSE”) and any other law, rule or regulation applicable to the Corporation and as determined by the Board. At least one Committee member shall have “accounting or related financial management expertise,” as required by the NYSE listing standards and as the Board determines in its business judgment. All Committee members shall be financially literate (or must become financially literate within a reasonable time after his or her appointment to the Committee), as such qualification is determined by the Board and at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the Act and the rules promulgated thereunder and as determined by the Board.

Committee members shall not serve simultaneously on the audit committees of more than three public companies without the approval of the full Board.

Responsibilities

The Committee’s responsibilities include:

A)	Financial Statement/Reporting Related:

1.	Review with management and the Auditor(s):

(a)	Analyses prepared by management and/or the Auditor(s) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternatives to generally accepted accounting principles (GAAP), adopted during the current year, on the Corporation’s financial statements; and

(b)	the effect of material regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

2.	Meet with management and the Auditor(s) to review and discuss the Corporation’s annual audited financial statements and quarterly financial statements, including reviewing the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board that the audited financial statements be included in the Corporation’s Form 10-K.

3.	Ensure review by the Auditor(s) of the Corporation’s interim financial information prior to the filing of the Corporation’s Quarterly Report on Form 10-Q.

4.	Review with management and the Auditor(s) major issues regarding accounting principles and financial statement presentations, including:

(a)	any significant or major changes in the Corporation’s selection or application of accounting principles and practices;

(b)	any major issues as to the adequacy of the Corporation’s internal controls, including those that could significantly affect the Corporation’s financial statements;

(c)	any special audit steps adopted in light of material control deficiencies; and

(d)	the adequacy of disclosures about changes in internal control over financial reporting, if any.

5.	Review and discuss with management, including the senior internal auditing executive, and the Auditor(s), management’s annual report on internal control over financial reporting and the Auditor(s)’ attestation of the report prior to the filing of the Corporation’s Annual Report on Form 10-K.

6.	Discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, particularly any use of “proforma” or “adjusted” non-GAAP information.

7.	Discuss, and meet with management as necessary to review, the Corporation’s policies regarding risk assessment and risk management, including the Corporation’s major financial risk exposures, credit risk and operational risk and the steps management has taken to monitor and control such risks.

8.	Review regularly with the Auditor(s) any audit problems or difficulties encountered in the course of the audit work (and management’s response thereto), including:

(a)	any restrictions on the scope of the Auditor(s)’ activities or on access to requested information;

(b)	any significant disagreements with management, including issues regarding financial reporting;

(c)	any accounting adjustments that were noted or proposed by the Auditor(s) but were “passed” on;

(d)	any communications between the audit team and the Auditor(s)’ national office regarding auditing or accounting issues presented by the engagement; and

(e)	other material written communications between the Auditor(s) and the Corporation’s management, such as any “management” or “internal control” letter issued, or proposed to be issued, by the Auditor(s) to the Corporation.

9.	Request that the Auditor(s) performing the Corporation’s audit timely report to the Committee the following:

(a)	all critical accounting policies and practices to be used; and

(b)	all alternative treatments of financial information within GAAP that have been discussed with the Corporation’s management, potential ramifications of their use, and the treatment preferred by the Auditor(s).

10.	Request and review the disclosures required to be made quarterly to the Committee and the Auditor(s) by the officers certifying the Corporation’s periodic reports filed under Sections 13(a) and 15(d) of the Exchange Act regarding:

(a)	all significant deficiencies and material weaknesses in the design or operation of internal controls;

(b)	any fraud that involves management or other employees who have a significant role in the Corporation’s internal controls;

(c)	any significant changes in internal controls or in other factors that could significantly affect internal controls; and

(d)	any corrective actions taken with regard to such deficiencies and weaknesses.

11.	Discuss with the Auditor(s) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Such review should include: any changes required in the planned scope of the audit and any matters communicated by the Auditor(s) to management which the Auditor(s) view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

12.	Review legal matters that may have a material impact on the financial statements, accounting policies, the Corporation’s compliance policies and internal controls, including any whistleblower complaints or published reports with the Corporation’s General Counsel.

B)	Oversight of External Auditor(s):

1.	Be directly and solely responsible for the appointment, retention and termination, compensation and oversight of the Auditor(s) (including resolution of disagreements, if any, between the Auditor(s) and management) engaged to prepare or issue an audit report on the Corporation’s financial statements or perform other audit, review or attest services for the Corporation, and if applicable, subject to shareholder ratification.

2.	Have the authority to approve all audit engagement fees and terms of the Auditor(s), who shall report directly to the Committee.

3.	Review and pre-approve all audit, review, attest, internal control related and non-audit services not prohibited by the Act (as codified in Section 10A (g) of the Exchange Act) and the rules promulgated thereunder to be provided by the Auditor(s) (except those non-audit services that satisfy the de minimus exception set forth in Section 10A (i) of the Exchange Act).

4.	Review the Auditor(s)’ responsibilities, budget and staffing.

5.	At least annually, evaluate the qualifications, performance and independence of the Auditor(s), including the lead partner of the audit, after gathering information from management and those responsible for performing the internal audit function and present the results of such evaluation to the Board.

6.	At least annually, obtain and review a report by the Auditor(s) describing:

(a)	the Auditor(s) internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the Auditor(s), or by any inquiry or investigation by governmental or professional authorities within, the preceding five years, regarding one or more audits carried out by the Auditor(s), and any steps taken to deal with such issues; and

(c)	all relationships between the Auditor(s) and the Corporation.

7.	Confirm that the Corporation’s chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, were not previously employed by the Auditor(s) and did not participate, as an employee of the Auditor(s), in the Corporation’s audit during the one-year period preceding the date of the initiation of the audit and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

8.	Periodically review the Auditor(s) to assure that the audit partners as that term is defined in the Act and the rules promulgated thereunder have not performed audit services for the Corporation in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

C)	Internal Audit:

1.	Review with the Auditor(s) the responsibilities, budget and staffing of the Corporation’s internal audit function prior to the audit.

2.	Review the appointment and replacement of the senior internal auditing executive.

3.	Review the Internal Audit Department’s responsibility, budget and staffing with the senior internal auditing executive.

4.	Review significant reports to management prepared by the Internal Audit Department and management’s responses thereto, if any.

D)	Oversight of the Corporation’s Compliance Function:

1.	Monitor the Corporation’s compliance function and review with the General Counsel and management the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.	Establish procedures for the receipt, retention and confidential treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

3.	Establish clear hiring policies for employees and former employees of the Auditor(s), which polices shall meet the requirements of applicable law and NYSE listing standards.

4.	Review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Auditor(s) and the performance of the internal audit function.

5.	Review annually the Corporation’s Research Department’s budgeting and expense allocation process in compliance with the requirements of Section 1.5 of Addendum A to the global research settlement to which Bear, Stearns & Co. Inc is a party.

6.	Obtain from the Auditor(s) assurance that Section 10A (b) of the Exchange Act has not been implicated.

7.	Receive and discuss reports from management annually or as necessary relating to:

(a)	Anti-money laundering and fiduciary compliance;

(b)	Business resumption and contingency planning;

(c)	Tax developments and issues;

(d)	Fraud and operating losses;

(e)	Technology and information security;

(f)	Insurance coverage of the Corporation and its subsidiaries; and

(g)	Internal controls and risk management procedures relating to complex structured finance activities.

E)	Reporting and Other:

1.	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement and any other required reports.

2.	Review and reassess the adequacy of this Charter as necessary, but not less than annually, and recommend any proposed changes to the Board for approval.

3.	Ensure inclusion of this Charter in the Corporation’s annual proxy statement at least once every three years or as required by SEC rules.

4.	Meet separately, periodically, with management, with those responsible for the internal audit function and the Auditor(s).

5.	Report regularly to the Board.

Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairman. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee chairman’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairman, with additional meetings called when deemed necessary or desirable by the Committee or its chairman. The Committee shall make regular reports to the Board. The Committee shall have the authority to retain and pay legal, accounting or other advisors as it deems necessary, at the Corporation’s expense, to fulfill its duties. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditor(s) for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the authority to delegate to one or more members of the Committee the authority to preapprove audit and permitted non-audit services. Such members must report grants of preapproval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

Annual Performance Evaluation

Each year, the Audit Committee shall conduct a self-evaluation. In this regard, the Committee shall compare its performance with the provisions of this Charter, set forth its objectives for the following year and recommend to the Board changes to the Charter, when deemed appropriate or necessary by the Committee.

General

The Committee shall have and may exercise all powers, authority and responsibilities as the Board shall determine and as may be properly granted to the Committee under the laws of the State of Delaware and the Corporation’s Certificate of Incorporation and By-laws. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are presented fairly in accordance with GAAP. This is the responsibility of management as to the Corporation’s financial statements and the Auditor(s) as to the plan, extent and execution of the audit. Furthermore, it is not the duty of the Committee to assure compliance with laws and regulations.

Approved by the Audit Committee on December 12, 2005
Approved by the Board of Directors on January 11, 2006

EXHIBIT B

THE BEAR STEARNS COMPANIES INC.
CAPITAL ACCUMULATION PLAN FOR
SENIOR MANAGING DIRECTORS
(Amended and Restated November 29, 2000
for Plan Years beginning on or after July 1, 1999,
and Further Amended as of March 31, 2004, February 8, 2006 and February 28, 2006)

SECTION 1
Purpose and Restatement Date

The purpose of the Plan is to promote the interests of the Company and its stockholders by providing long-term incentives for the benefit of certain key executives of the Company, Bear Stearns and any of the Company’s subsidiaries who contribute significantly to the long-term performance and growth of the Company. This restatement of the Plan is adopted November 29, 2000, and provides for two versions of the Plan. This version of the Plan applies with respect to Plan Years (as defined below) beginning on or after July 1, 1999; deferrals made with respect to Plan Years beginning prior to that date remain subject to the terms of the Plan as in effect on June 30, 1999. This version of the Plan for Plan Years beginning on or after July 1, 1999 and the version of the Plan for Plan Years beginning prior to that date shall constitute a single Plan. All deferrals made with respect to Plan Years beginning on or after July 1, 1999 are cancelled by action of the Board Committee as hereinafter defined in adopting this version of the Plan, and the terms of the Plan, as set forth in this restatement and as may subsequently be amended from time to time, shall apply with respect to such Plan Year.

SECTION 2
Definitions

2.1    Terms Defined.  When used herein, the following terms shall have the following meanings:

“Account” means a Capital Accumulation Account, as the context may require.

“Adjusted Earnings Per Share” means, for any Fiscal Year, (a) the Company’s consolidated net income or loss for such Fiscal Year, less the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus the product of (a) the Earnings Adjustment multiplied by (b) the Average Cost Per Share for such Fiscal Year by the fraction which is 1 minus the Marginal Tax Rate, divided by (b) the sum of (i) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (ii) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1 or 5.2 of the Plan, and (iii) the aggregate number of Restricted Stock Units included in the Company’s calculation of Earnings Per Share as reported in the Annual Report.

“Adjusted Preferred Stock Dividend Requirement” means, for any Fiscal Year, the quotient obtained by dividing (i) the aggregate amount of all dividends actually declared by the Company on, or, if no such dividends are actually declared, required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year, by (ii) the fraction which is one minus the Marginal Tax Rate for such Fiscal Year.

“Affiliate” means (a) Bear Stearns, (b) any other subsidiary of the Company and (c) any other corporation or other entity which is controlled, directly or indirectly, by, or under common control with, the Company and which the Board Committee designates as an “Affiliate” for purposes of the Plan.

“Aggregate Imputed Cost” means, with respect to any Fiscal Year, the sum of (a) the aggregate of the Cost of Carry for such Fiscal Year for all Participants in the Plan plus (b) the Capital Reduction Charge for such Fiscal Year plus (c) the product of (i) the sum of the Earnings Adjustments for such Fiscal Year for all Participants in the Plan multiplied by (ii) the Average Cost Per Share for such Fiscal Year, minus (d) the Dividend Savings for such Fiscal Year.

“Appropriate Committee” means the Management and Compensation Committee or, in the case of Participants who are Reporting Persons, the Board Committee.

“Associate” of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

“Available Shares” means, with respect to any Fiscal Year or portion thereof, the sum of (a) the number of shares of Common Stock purchased by the Company in the open market or in private transactions or otherwise during such period that have not been previously allocated under the Plan and designated by the Board Committee at the time of purchase as having been purchased for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee and (b) shares of Common Stock purchased prior to such Fiscal Year that were designated as Available Shares but were not allocated under the Plan which the Company makes available to the Plan subsequent to the period in which such shares were purchased and the Board Committee thereafter designates as Available Shares for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee.

“Average Cost Per Share” means, with respect to any period, the weighted average of the sum of (a) the average price paid (including commissions) by the Company in respect of Available Shares purchased by the Company during such Fiscal Year and (b) in respect of Available Shares purchased by the Company prior to such Fiscal Year that the Company makes available to the Plan and that are accepted by the Board Committee, the Fair Market Value as of the last trading day of such period.

“Average Federal Funds Rate” means, with respect to any Fiscal Year, the percentage (expressed as a decimal fraction) obtained by taking the sum of the Federal Funds Rates for each day during the Fiscal Year and dividing such amount by the number of days in such Fiscal Year.

“Award” shall mean an award of CAP Units granted by the Board Committee, in its sole discretion.

“Bear Stearns” means Bear, Stearns & Co. Inc., a Delaware corporation, and its successors and assigns.

“Beneficial Owner” has the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.

“Beneficiary” of a Participant means the beneficiary or beneficiaries designated by such Participant in accordance with Section 10 to receive the amount, if any, payable hereunder upon the death of such Participant.

“Board Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to perform the functions of the Board Committee hereunder. To the extent required by Rule 16b-3, the Board Committee shall be composed solely of directors who are not Participants in the Plan and are in other respects “Non-Employee Directors” within the meaning of Rule 16b-3.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or permitted by law to be closed.

“CAP Units” mean the units, each such unit corresponding to one share of Common Stock, credited to a Participant’s Capital Accumulation Account pursuant to Section 5. All calculations and determinations of the number of CAP Units hereunder shall be made in whole and fractional units, with such fractional units rounded to the nearest one-thousandth of a unit.

“Capital Accumulation Account” has the meaning assigned to such term in Section 5.1.

“Capital Reduction Charge” means the product of (a) the sum of (i) the amount determined by multiplying the Aggregate Imputed Cost for the Fiscal Year preceding the year for which the determination is being made by the fraction which is one minus the Marginal Tax Rate for such preceding Fiscal Year (the “Tax-Effected Aggregate Imputed Cost” for such Fiscal Year), plus (ii) the aggregate Tax-Effected Aggregate Imputed Cost of the Plan for all preceding Fiscal Years, other than the Fiscal Year immediately preceding the year for which the determination is being made, plus (iii) the sum of the respective amounts obtained by multiplying the Capital Reduction Charge for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding Fiscal Year, less (iv) the aggregate amount of all cash dividends that would have been paid by the Company on the aggregate number of shares of Common Stock purchased by the Company for purposes of the Plan and taken into account pursuant to Section 5.1 or 5.2 prior to the end of the Fiscal Year preceding the year for which the determination is being made, measured from the date the corresponding CAP Units were first credited to such Accounts, if all such shares had remained outstanding and (b) the Average Federal Funds Rate for such Fiscal Year.

“Change in Control” means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person becomes the Beneficial Owner of 50% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors; (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation with respect to which the requirements of clauses (i) and (ii) below are satisfied: (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof (as the case may be) outstanding immediately after such merger or consolidation; and (ii) individuals who constitute the Board of Directors immediately prior to the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent at least a majority of the membership of the board of directors of the Company or such surviving entity or any parent thereof as the case may be; or (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes.

“Committee” means each of the Board Committee and the Management and Compensation Committee.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means The Bear Stearns Companies Inc., a Delaware corporation, and its successors and assigns.

“Consolidated Common Stockholders’ Equity” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its subsidiaries applicable to Common Stock.

“Continuing Director” means any member of the Board of Directors who is a member on the Effective Date or who is elected to the Board of Directors after the Effective Date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

“Cost of Carry” means, with respect to a Participant, the sum of (a) the amount obtained by multiplying the Deferred Tax Benefit for each Plan Year by the Average Federal Funds Rate in the Fiscal Year for which the determination is being made, and (b) the amounts obtained by compounding the amounts so obtained for each preceding Fiscal Year for which a Cost of Carry was calculated less the tax benefits associated with the amounts so determined, calculated on the basis of the Marginal Tax Rate in each such Fiscal Year, on an annual basis, at the Average Federal Funds Rate in effect during each succeeding Fiscal Year; and, with respect to the Plan as a whole, means the aggregate Cost of Carry of all Participants in any Fiscal Year.

“Deferral Period” means the period of five Fiscal Years commencing on the first day of the Fiscal Year following the Plan Year for which an Award was granted or such greater or lesser number of whole Fiscal Years as the Appropriate Committee may approve pursuant to Section 4.2.

“Deferral Year” means any Fiscal Year during a Deferral Period.

“Deferred Tax Benefit” means, for each Plan Year, with respect to a Participant, the sum of (a) the amounts obtained by multiplying the value of such Participant’s Award as of the end of the Plan Year for which such Award was granted for such Plan Year by the Marginal Tax Rate for such Plan Year and (b) the respective amounts obtained by multiplying the dollar amount of all Earnings Adjustments made with respect to the sub account of such Participant’s Capital Accumulation Account corresponding to such Plan Year by the respective Marginal Tax Rates for each Deferral Year for which such adjustments are made. The Deferred Tax Benefit shall be computed and recorded separately for each Plan Year.

“Disability” means the complete and permanent inability of an individual to perform his duties due to his physical or mental incapacity, all as determined by the Appropriate Committee upon the basis of such evidence, including independent medical reports and data, as the Appropriate Committee deems necessary or appropriate.

“Dividend Savings” means the amount obtained by first (i) multiplying the sum of (A) all CAP Units credited to the Capital Accumulation Accounts of all Participants pursuant to Section 5.1 in respect of all preceding Fiscal Years of the Plan and all CAP Units credited to such Accounts pursuant to Section 5.2 in respect of Earnings Adjustments, if any, for such Fiscal Years by (B) the weighted average per share amount of all cash dividends paid by the Company on its Common Stock in the Fiscal Year for which the determination is being made (such weighted average amount to be determined by multiplying the amount of each such dividend by the number of days in the Fiscal Year on and after the date on which such dividend is paid, adding all the amounts so obtained and dividing the total by the number of days in such Fiscal Year), (ii) calculating the amount of cash dividends that would have been paid by the Company in all preceding Fiscal Years on the aggregate number of shares of Common Stock purchased by the Company and taken into account for purposes of this Plan pursuant to Section 5.1 or 5.2, measured from the date on which the corresponding CAP Units were credited to Participants’ Accounts, if all such shares had remained outstanding and (iii) multiplying the respective Dividend Savings determined as provided herein for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding preceding Fiscal Year;

“Dividends Per Share” means the annual dividend rate as determined by the Board of Directors.

“Earnings Adjustment” has the meaning assigned to such term in Section 5.2.

“Effective Date” of this Amended and Restated Plan means July 1, 1999.

“Eligible Employee” means any individual who is employed by the Company or any of its subsidiaries and affiliates as a Senior Managing Director or its equivalent title as determined by the Appropriate Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes.

“Executive Committee” means the Executive Committee of the Board of Directors.

“Fair Market Value” of a share of Common Stock as of any date means the closing sales price of a share of Common Stock on the composite tape for New York Stock Exchange listed securities on such date or, if the Common Stock is not quoted on the composite tape or is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation National Market System (“NASDAQ-NMS”) or, if the Common Stock is not quoted on NASDAQ-NMS, the average closing bid quotation of a share on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use or, if the Common Stock is not listed or quoted, the fair value thereof as of such date as determined by the Appropriate Committee.

“Federal Funds Rate” means, for any day which is a Business Day, the rate for U.S. dollar funds settled through the Federal Reserve System or other immediately available U.S. dollar funds, as quoted by an independent broker of such funds selected by the Company, for the last transaction completed prior to 9:30 A.M. (Eastern time) on the Business Day on which such rate is determined, rounded up or down on a daily alternating basis to the nearest whole multiple of one-eighth of one percent, and for any day which is not a Business Day means such rate as determined for the next preceding day which was a Business Day.

“Fiscal Year” means the fiscal year of the Company beginning December 1 and ending on the succeeding November 30 (or, as the context, requires, any Fiscal Year of the Company commencing prior to July 1, 1999). If the Company shall change its Fiscal Year so as to end on a date other than November 30 (“Year End Date”) then, if such new Year End Date falls after November 30 and on or prior to April 30, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of not more than 18 months beginning on the December 1 following the last Fiscal Year preceding such change and ending such new Year End Date or, if such new Year End Date falls on or after May 1 and prior to November 30, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of less than 12 months beginning on the first day of the Fiscal Year in which such change occurs and ending on such new Year End Date.

“Full Year Units” has the meaning assigned to such term in Section 5.2.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Income Per Share” for any Fiscal Year means the remainder of (a) consolidated income or loss before income taxes of the Company and its subsidiaries, and less (b) the annual net income amount as reported in the Company’s Annual Report as adjusted for the effect of any charge or credit to income by reason of the Earnings Adjustment pursuant to Section 5.2 divided by the sum of (c) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (d) the number of CAP Units credited to the Capital Accumulation Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1 or 5.2 of the Plan, and (e) the aggregate number of Restricted Stock Units included in the computation of Earnings Per Share as reported by the Company in its Annual Report. For purposes of this Plan, consolidated income or loss before income taxes of the Company and its subsidiaries (i) shall be determined prior to any charge or credit to income required in such Fiscal Year by reason of Earnings Adjustments pursuant to Section 5.2, (ii) shall include the amounts of any pre-tax earnings or loss attributable to discontinued operations or extraordinary items and (iii) shall be reduced by the Adjusted Preferred Stock Dividend Requirement during such Fiscal Year, and may be decreased, but not increased, by such amount determined by the Board Committee in its sole discretion as appropriate to carry out the purposes of the Plan.

“Management and Compensation Committee” means the Management and Compensation Committee of the Company or another committee of the Company or the Board of Directors designated by the Board of Directors to perform the functions of the Management and Compensation Committee hereunder.

“Marginal Tax Rate” means the maximum combined marginal rate of tax expressed as a fraction to which the Company is subject for the applicable Fiscal Year, including Federal, New York State and New York City income taxes (including any minimum or alternative tax), net of any tax benefit resulting from the deductibility of state and local taxes for federal income tax purposes.

“Participant” means any Eligible Employee (including a Performance Plan Participant) on whose behalf an Award is made hereunder for a Plan Year.

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

“Personal Leave of Absence” means the absence from the Company by a Participant, with the consent of the Company, for an extended period of time without salary under circumstances in which a return to full-time employment by the Participant is contemplated.

“Plan” means The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors as set forth herein (including the version applicable to Plan Years commencing prior to July 1, 1999) and as amended and restated from time to time.

“Plan Year” means the period beginning July 1, 1999 and ending November 30, 2000, and each Fiscal Year thereafter.

“Preferred Stock” means any capital stock of the Company that has a right to dividends or distributions in liquidation (or both) prior to the holders of the Common Stock.

“Preferred Stock Dividend Requirement” means, for any Fiscal Year, the amount of all dividends actually declared by the Company on, or required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year.

“Pre-Plan Earnings Per Share” means, for any Fiscal Year, (a) the sum of (i) the Company’s consolidated net income or loss for such Fiscal Year less (ii) the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus (iii) the amount obtained by multiplying the Aggregate Imputed Cost deducted in the calculation of consolidated net income or loss for such Fiscal Year by the fraction which is one minus the Marginal Tax Rate for such Fiscal Year, divided by (b) the sum of (x) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (y) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1 or 5.2 of the Plan, and (z) the aggregate amount of Restricted Stock Units included in the computation of Earnings Per Share as reported in the Company’s Annual Report.

“Registration Statement” has the meaning assigned to such term in Section 6.7.

“Reporting Person” means a director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Retirement” means termination of a Participant’s employment with the Company and its Affiliates, provided that the sum of the Participant’s attained age (in whole years) plus completed years of service to the Company and its Affiliates equals 45 or more with at least 10 years of service.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as the same may be modified or amended from time to time, and any successor rule.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes.

“Termination Date” means the last day of any Deferral Period.

“Total CAP Units” means the aggregate number of CAP Units, adjusted through any date of determination thereof, theretofore credited to a Participant’s Capital Accumulation Account.

“Trustee” means the Trustee of any pension plan of which a participant is a member.

2.2    Accounting Terms.  Whenever any accounting term is used herein, or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Plan, such accounting term shall have the meaning assigned to such term or such determination or computation shall be made (as the case may be), to the extent applicable and except as otherwise specified herein, in accordance with GAAP.

SECTION 3
Eligibility

3.1    Eligible Employees shall be eligible to receive Awards hereunder, at the discretion of the Board Committee. Subject to the provisions of the Plan, the Board Committee shall have the complete discretion to determine the number of CAP Units to which an Award relates.

3.2    Notwithstanding Section 3.1, no individual shall participate in the Plan unless such individual agrees to execute such documents or agrees to such restrictions, as the Appropriate Committee in its sole discretion may require.

SECTION 4
Awards

4.1    General.  With respect to each Plan Year beginning on or after December 1, 2000, each Eligible Employee shall be eligible to be granted an Award in the discretion of the Board Committee.

4.2    Terms and Conditions.  (a) Each Award shall be evidenced by an agreement which shall set forth the terms and conditions of the Award, including without limitation, the date or dates upon which and/or the other conditions upon satisfaction of which such Award shall vest and the circumstances under which such Award shall be cancelled in whole or part (b) Any credit made to the Participant’s Account pursuant to Section 5 hereof in respect of a previously granted Award shall, unless otherwise provided in the agreement evidencing the Award, be subject to the same terms and conditions (including, but not limited to, conditions for vesting and cancellation) as the underlying Award.

SECTION 5
Capital Accumulation Accounts;

5.1    Annual Credits to Capital Accumulation Accounts.  For each Plan Year, the Company shall credit to each Participant, as of the last day of such Plan Year, by means of a bookkeeping entry established and maintained by the Company for each such Participant (a “Capital Accumulation Account”), that number of CAP Units equal to the quotient obtained by dividing (i) An amount determined by the Board Committee with respect to such Participant, by (ii) the Fair Market Value on the date of the grant action by the Board Committee granting the Award. The Company shall record CAP Units credited in respect of each Plan Year in a separate sub account of each Participant’s Capital Accumulation Account and any credits or adjustments hereunder to such CAP Units shall be made separately with respect to the CAP Units credited to each such sub account.

5.2    Earnings Adjustments.  The Earnings Adjustment shall be calculated with respect to each Deferral Year as follows:

(a)    first, the Company shall determine a dollar amount to be credited to each Participant in respect of CAP Units credited to such Participant’s Capital Accumulation Account as of the first day of the Deferral Year and at all times throughout such Deferral Year (“Full Year Units”) by multiplying such number of Full Year Units by the Income Per Share for the Deferral Year; provided, however, that the amount to be credited or debited pursuant to this clause (a) to a Participant whose employment with the Company and its Affiliates was terminated during such Deferral Year shall be the amount determined as aforesaid multiplied by a fraction, the numerator of which shall be the number of whole months in such Deferral Year prior to the month in which his employment terminated and the denominator of which shall be 12;

(b)    the Company then shall calculate a dollar amount to be credited to each Participant in respect of Full Year Units credited to such Participant’s Account by multiplying such Full Year Units by Dividends Per Share for the Deferral Year. In addition, the amount to be credited pursuant to this clause (b) to a Participant whose employment was terminated during such Deferral Year shall also be derived by taking the number of CAP Units held at fiscal year end and multiplying such CAP Units by the Dividends Per Share.

(c)    finally, (i) if the sum of the amounts determined for a Participant in subparagraph (a) and (b) above is a positive number then the Earnings Adjustment shall equal the sum of the amounts as determined under this Section 5.2 (a) and (b). The Company shall then credit the Account of each Participant with an additional number of CAP Units equal to the quotient of (i) the Earnings Adjustment as determined in this Section 5.2, divided by the Average Cost Per Share.

5.3    Overall Cost Limitation.  Notwithstanding the provisions of Section 5.2, if the operation of the Plan (without giving effect to this Section 5.3) would result in Adjusted Earnings Per Share for any Fiscal Year being less than 98.5% of Pre-Plan Earnings Per Share for such Fiscal Year, then, (a) the Earnings Adjustments required by Section 5.2 shall be reduced or eliminated, so that to the extent possible, after giving effect to all such reductions and eliminations, Adjusted Earnings Per Share for such Fiscal Year will be 98.5% of Pre-Plan Earnings Per Share.

5.4    Antidilution Adjustments.  In the event of a stock split or if the Company makes any distribution (other than a cash dividend) with respect to Common Stock after the date CAP Units initially are credited to a Participant’s

Account in accordance with this Section 5, the number of CAP Units held in each Participant’s Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event. If there shall be any other change in the number or kind of outstanding shares of Common Stock as a result of a recapitalization, combination of shares, merger, consolidation or otherwise, the number of CAP Units credited to each Participant’s Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event.

5.5    Apportionment of Credits.  Whenever CAP Units are credited to a Participant’s Account pursuant to Section 5.2 in respect of any Deferral Year, they shall be apportioned among the CAP Units originally credited to such Account in respect of each Plan Year on a pro rata basis, based on the respective number of the CAP Units originally credited in respect of each such Plan Year, and such additional CAP Units shall have the same Termination Date as the original CAP Units to which they are so apportioned.

5.6    Amounts Vested.  A Participant shall become vested in the CAP Units credited to his Account in accordance with the vesting schedule and other conditions prescribed by the Appropriate Committee and reflected in the agreement evidencing the Award. If a Participant’s employment with the Company and its Affiliates terminates prior to the time an Award has become fully vested, then unless otherwise provided in the Agreement evidencing the Award, the CAP Units credited to the Participant’s Accounts and attributable to such Award shall, to the extent not then vested, be cancelled. The establishment and maintenance of, or credits to, such Account shall not vest in any Participant Trustee or his Beneficiary any right, title or interest in or to any specific asset of the Company.

5.7    Certification of the Board Committee.  As a condition to the right of any Participant, Beneficiary or Trustee to receive any shares payable in respect of CAP Units credited to such Participant’s Account or cash in respect of fractional CAP Units credited to such Participant’s Account or payable pursuant to Section 6.6, prior to the time CAP Units or cash is credited to the appropriate Accounts of such Participant or a Participant, Beneficiary or Trustee receives cash pursuant to Section 6.6, the Board Committee shall be required to certify, by resolution of the Board Committee or other appropriate action, that the amounts to which such Participant, Beneficiary or Trustee is entitled have been accurately determined in accordance with the provisions of the Plan. The Board Committee has the right to make adjustments to any component of the Earnings Adjustment calculation in order for the amount to meet the purposes of the Plan; however such adjustment may not have the effect of increasing the amount calculated in Section 5.2.

SECTION 6
Payment of Benefits

6.1    Distributions.  As soon as practicable following each Termination Date, there shall be paid, in respect of the Award for the related Plan Year, a number of shares of Common Stock equal to the number of CAP Units credited to the Account in respect of such Plan Year determined as of such Termination Date, to the extent that such CAP Units have not been cancelled pursuant to the agreement evidencing the Award.

6.2    Accelerated Distributions.  Notwithstanding the provisions of Section 6.1 and in lieu of any distribution on a Termination Date, a distribution may be paid prior to a Termination Date as follows:

(a)    If a Participant shall die during any Fiscal Year prior to the end of all of his Deferral Periods, the Participant’s estate (or his Beneficiary) or at the discretion of the Company the Trustee shall be entitled to receive from the Company, as soon as practicable after the end of the Fiscal Year in which such Participant’s death occurs, a number of shares of Common Stock equal to the CAP Units credited to the Account, as adjusted pursuant to Sections 5.4 and 5.2, as of the end of the Fiscal Year in which such Participant’s death occurs.

(b)    If a Participant’s employment with the Company and its Affiliates shall be terminated for any reason prior to the end of all of his Deferral Periods (other than by reason of death), or if such Participant shall suffer a Disability or shall become a Managing Director Emeritus of Bear Stearns, then such Participant (or his Beneficiary) or the Trustee shall, unless otherwise determined by the Appropriate Committee as hereinafter provided, continue to be bound by, and to be subject to, all the terms and provisions of this Plan.

Notwithstanding the foregoing:

(i)    the Appropriate Committee shall have the right in its sole discretion (A) to treat a Participant who has suffered a Disability or who has become a Managing Director Emeritus of Bear Stearns as a Participant

(1) in all respects under this Plan, (2) to whom the provisions of Section 5.2 but not the provisions of Section 4.1 shall apply or (3) whose employment with the Company and its Affiliates has terminated and to whom the foregoing provisions of this paragraph (b) shall apply, and (B) at any time or from time to time, to change any such treatment with respect to any such Participant to any other such treatment;

(ii)    the Appropriate Committee shall have the right in its sole discretion to accelerate any Termination Date with respect to any Plan Year (with or without accelerating the vesting of the Participant’s Total CAP Units) of a Participant whose employment with the Company and its Affiliates terminates to the last day of the Fiscal Year in which such employment terminates or to the last day of any subsequent Fiscal Year, in which case the date so determined by the Appropriate Committee with respect to each such Plan Year shall be the Participant’s Termination Date for all purposes of this Plan with respect to each such Plan Year. The Appropriate Committee shall give notice of any such determination to the Participant at least ten days prior to the earliest of such accelerated Termination Dates. In addition, if a Participant whose employment with the Company has terminated shall request the Appropriate Committee to accelerate the Termination Date with respect to any Plan Year of such Participant to the last day of the Fiscal Year immediately preceding the Fiscal Year in which such Participant’s employment terminates, the Appropriate Committee may in its sole discretion so accelerate the Termination Date (with or without accelerating vesting) with respect to any such Plan Year of such Participant. If the Appropriate Committee takes such action, the distribution from the Plan in respect of the Participant for any Plan Year the Termination Date of which is so accelerated shall be based on all or a portion of the Total CAP Units at the end of such prior Fiscal Year for each such Plan Year, without giving effect to any adjustments otherwise required to be made during the Fiscal Year in which his employment terminates, including, without limitation, for Earnings Adjustments, dividends on the Common Stock, or interest, and the distributions called for in Section 6.1 of the Plan shall be made as soon as practicable after such action is taken by the Appropriate Committee;

(iii)    Notwithstanding clause (ii) above, the Appropriate Committee shall have the right in its sole discretion to determine that, regardless of the Termination Date with respect to any other Plan Year or Plan Years, the Termination Date with respect to the Plan Year in which the employment of the Participant with the Company and its Affiliates terminates, and the Plan Year immediately preceding such Plan Year if such employment terminates prior to the date on which the Account of such Participant is credited pursuant to Section 5.1 hereof with respect to such immediately preceding Plan Year, shall be the last day of the Fiscal Year immediately preceding the Plan Year in which such employment terminates or, if applicable, the prior Plan Year; and

(c)    If a Participant shall take a Personal Leave of Absence prior to the end of all his Deferral Periods, the Appropriate Committee shall have the right in its sole discretion to require the Participant to become subject to the provisions of paragraph (b) above (to the same extent as a Participant whose employment had terminated) during the period of such Personal Leave of Absence, except that in the event the Participant resumes full-time employment after the first day of a Fiscal Year, all calculations under this Plan with respect to such Fiscal Year shall be made by treating the Participant in the same manner as a full-time employee for the number of full months of such employment during such Fiscal Year and as a Participant whose employment had been terminated for the balance of such Fiscal Year. If the Appropriate Committee shall not take such action the Participant shall continue to be treated under this Plan on the same basis as a Participant who is not on a Personal Leave of Absence; provided, however, that each of the applicable vesting periods shall be extended by the number of months that such Participant was on Personal Leave of Absence.

(d)    In addition, in the event of hardship, actual or prospective change in tax laws, or any other unforeseen or unintended circumstance or event (including, without limitation, if the tax laws of any foreign jurisdiction do not provide for tax consequences to Participants or the Company that are comparable to those provided under United States tax laws), or if desirable to preserve the deductibility for federal income taxes of compensation paid or payable by the Company to any Participant, the Appropriate Committee, in its sole discretion, may accelerate any Termination Date of any Participant (and may accelerate the vesting of such Participant’s Total CAP Units) to the last day of any Fiscal Year, in which case the accelerated date determined by the Appropriate Committee shall be the Termination Date for all purposes of this Plan.

6.3    Change in Control and Parachute Limitation.  Notwithstanding the provisions of Sections 6.1 and 6.2, within sixty (60) days of the occurrence of a Change in Control, the Board Committee in its sole discretion may provide that (a) payment shall be made in respect of each Participant of that number of shares of Common Stock which is equal to all or any portion of the Total CAP Units credited to his Account as of the date of such Change in Control, and/or (b) the Total CAP Units in respect of each Participant shall be fully vested by reason of such Change in Control; provided, however, no amount shall be immediately distributable or payable under the Plan if and to the extent that the Appropriate Committee determines that such distribution or payment would subject a Reporting Person to liability under Section 16(b) of the Exchange Act or any rule or regulation thereunder by reason of transactions or events occurring on or prior to the occurrence of the Change in Control. Payment of amounts not distributed by reason of this Section 6.3 shall be made as soon as practicable, consistent with this Section 6.3

6.4    Additional Distributions in Certain Cases.  In addition to the amounts provided by Section 6.1, 6.2 or 6.3, if (a) upon making any distribution, the Company determines that the Company or Bear Stearns would realize a tax benefit calculated at its Marginal Tax Rate in the year of such distribution (without giving effect to any carryovers or carrybacks of losses, credits or deductions from any prior or succeeding Fiscal Year) in excess of the amount of Deferred Tax Benefit in respect of its liability to such Participant on account of such distribution, and (b) the number of CAP Units credited to his Account had been reduced in a prior Fiscal Year as a result of the application of Section 5.3, then at the time of the distribution pursuant to this Section 6 the Company also shall pay to such Participant, in shares of Common Stock, an additional amount equal to the lesser of (i) the amount by which the actual tax benefit to be received by the Company or Bear Stearns exceeds such Deferred Tax Benefit and (ii) the amount by which such Participant’s Account was so reduced. Notwithstanding the foregoing, no Participant shall be entitled to require that any payment from the Company is made pursuant to this Section 6.4 in respect of any reduction in his in the number of CAP Units credited to his Account for any period commencing with the first day of the month following the month in which his employment by the Company and its Affiliates was terminated.

6.5    Special Provisions for Reporting Persons.  If required by Rule 16b-3, shares of Common Stock distributed to Participants who are Reporting Persons shall bear an appropriate legend to the effect that such shares of Common Stock may not be transferred for a period of six (6) months after they are credited to the Account of such Participant.

6.6    Form of Payments.  Except as otherwise provided herein, all distributions in respect of CAP Units to be made under the Plan shall be made in whole shares of Common Stock. Payment in respect of any fractional CAP Unit shall be made in cash based upon the Fair Market Value of a share of Common Stock on the second Business Day preceding the payment date. Shares of Common Stock distributed hereunder shall be treasury shares, shares of authorized but unissued Common Stock or a combination thereof, and shall be fully paid and nonassessable. If shares of Common Stock are distributed pursuant to Sections 6.1, 6.2(a) or 6.2(b) to any Participant, Beneficiary or Trustee after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed or, in the cases of Sections 6.2(a) or 6.2(b), after the end of the Fiscal Year in which the death or Disability of a Participant occurs, then such Participant (or his estate or Beneficiary) or Trustee shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date. Where a payment is made under the Plan, the payment may be made at the discretion of the Company either to the Participant or by way of a contribution to any pension plan established by the Company of which the Participant is a member.

6.7    Registration and Listing of Common Stock.  Prior to the date on which any shares of Common Stock are required to be issued under this Plan without taking into account any acceleration of such distribution date pursuant to the provisions of Section 6.2 of the Plan, the Company shall file a registration statement (a “Registration Statement”) on Form S-3 and/or Form S-8 (or any successor form then in effect) under the Securities Act, with respect to all shares of Common Stock which the Company then estimates are distributable under the Plan; provided, however, that the Company need not file a Registration Statement hereunder if, prior to such date, the Company receives a written opinion of counsel to the effect that such shares of Common Stock may be sold, transferred or otherwise disposed of under the Securities Act without registration thereunder. The Company shall use its best efforts to have any such Registration Statement declared effective as soon as reasonably practicable after filing and shall use reasonable efforts to keep each such Registration Statement continuously in effect until all shares of Common Stock to which such Registration Statement relates have been so issued, and for a two-year period thereafter. From time to time the Company also shall amend such Registration Statement to cover any additional shares of Common Stock which become distributable under the Plan and otherwise would not be covered by such Registration Statement. In the event that Participants would be precluded from selling any shares of Common Stock distributable hereunder unless such shares were registered or qualified under the securities or “blue sky” laws of any state (or otherwise received the approval of any state governmental or regulatory authority), then the Company shall use its best efforts to cause such shares of Common Stock to be duly registered or qualified (or to receive such approval) as may be required. If the shares of Common Stock distributable hereunder satisfy the criteria for listing on any exchange on which the Common Stock is then listed, then (unless such shares of Common Stock already are listed on such exchange) the Company shall apply for and use its best efforts to obtain a listing of all such shares of Common Stock on such exchange. All costs and expenses incurred by the Company in connection with the satisfaction of its obligations under this Section 6.7 shall be borne by the Company. The Company shall immediately notify each Participant in the event that a Registration Statement which has been filed and remains effective contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of such notice, no Participant shall sell or agree to sell any shares of Common Stock pursuant to such Registration Statement unless and until the Company has notified each Participant that such Registration Statement no longer contains such misstatement or omission. In the event that shares of Common Stock are issued to Participants hereunder other than pursuant to a Registration Statement, then, unless the Company shall have obtained the opinion of counsel referred to above, each certificate representing such shares shall bear a legend substantially to the following effect:

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act.

By accepting an Award hereunder, each Participant or Trustee shall be deemed to have agreed to the foregoing provisions of this Section 6.7.

6.8    Reservation of Shares.  The Company, as soon as practicable after the end of each Fiscal Year prior to the termination of this Plan, shall reserve such number of shares of Common Stock (which may be authorized but unissued shares or treasury shares) as shall be required so that the total of all shares reserved hereunder, including shares reserved pursuant to this Section 6.8 in preceding Fiscal Years, shall be equal to the number of shares of Common Stock which the Company would be obligated to issue in accordance with the terms of the Plan if the Plan were to be terminated at such time.

SECTION 7
Source of Payments

Notwithstanding any other provision of this Plan, the Company shall not be required to establish a special or separate fund or otherwise segregate any assets to assure any payments hereunder. If the Company shall make any investment to aid it in meeting its obligations hereunder, a Participant and his Beneficiary or the Trustee shall have no right, title or interest whatsoever in or to any such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, including without limitation the acquisition of any shares of Common Stock by the Company, or the crediting of CAP Units to the Accounts of Participants, shall create or be construed to create a trust of any kind between the Company and any Participant, Beneficiary or Trustee, or to create any right, title or interest on the part of any Participant or Beneficiary in or to any asset of the Company. To the extent that any Participant, Beneficiary or Trustee acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of a general unsecured creditor of the Company.

SECTION 8
Administration of the Plan

8.1    Authority of Committee.  The Plan shall be administered by the Appropriate Committees, which shall have full power and authority as set forth herein to interpret, to construe and to administer the Plan and to review claims for benefits under the Plan. Each Appropriate Committee’s interpretations and constructions of the Plan and actions thereunder, including but not limited to the determination of the amounts to be credited to any Capital Accumulation Account, shall be binding and conclusive on all persons and for all purposes.

8.2    Duties of Committee.  The Appropriate Committees shall cause the Company to establish and maintain records of the Plan, of each Account and of each sub account thereof established for any Participant hereunder. Either of the Appropriate Committees may engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan, may arrange for the engagement of such legal counsel, who may be counsel for the Company, and may make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. Each such Committee may rely upon the written opinion of the accountants and counsel engaged by it. Subject to any limitations imposed by applicable law (including Rule 16b-3), either Appropriate Committee may delegate to any agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation of authority shall be subject to revocation at any time at the discretion of such Committee.

8.3    Purchase of Common Stock.  The Company intends to purchase shares of Common Stock in the open market or in private transactions or otherwise during the term of the Plan for issuance to Participants in accordance with the terms hereof. Shares of Common Stock shall be purchased for purposes of the Plan on a combined or joint basis without identifying shares so purchased as having been purchased for this Plan. Notwithstanding the foregoing, the Company will specifically designate all such shares at the time they are purchased as having been purchased for the purpose of making determinations under this Plan; provided, however, that any shares so purchased shall be the sole property of the Company and no Participant, Beneficiary or Trustee shall have any right, title or interest whatsoever in or to any such shares. All shares of Common Stock purchased by the Company on or after July 1, 1992 and designated by the Company as having been purchased for the CAP Plan shall be considered, notwithstanding such designation, to have been purchased for purposes of this Plan. The acquisition of Common Stock as described above will be subject to the sole discretion of the Board Committee, which shall determine the time and price at which and the manner in which such shares are to be acquired, subject to applicable law.

8.4    Plan Expenses.  The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

8.5    Indemnification.  To the maximum extent permitted by applicable law, no member of any Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company’s own assets), each member of each Committee and each other director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company’s obligation to indemnify any member of any Committee under the Company’s Restated Certificate of Incorporation or Bylaws, or under any other agreement between the Company and such member.

8.6    Maximum Number of Shares.

(a)    The aggregate number of CAP Units that may be credited to Accounts under the Plan for any Plan Year shall not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock as of the last day of such Plan Year (the “Base Shares”) and the number, if any, by which the sum of the Base Shares in all prior Fiscal Years beginning on or after July 1, 1993 exceeds the number of shares credited to Accounts under this Plan in all such prior Fiscal Years. For purposes of determining the number of shares of Common Stock outstanding as of the last day of any Plan Year, such number shall be calculated as the sum of (i) the number of shares of Common Stock outstanding at such year end, (ii) the number of shares underlying CAP Units credited to Participants’ Accounts as of such date and (iii) the number of shares underlying CAP Units to be credited to all such Accounts as a result of making any adjustment to such Accounts required by Sections 5.1 and 5.2 in respect of all Fiscal Years ending on or prior to the date of determination in respect of all Fiscal Years ending on or prior to the date of such determination.

(b)    If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Board Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Board Committee in its discretion determines.

8.7    Forward Repurchases of Common Stock.

The Company shall have the right, upon authorization of the Board Committee, to enter into forward contracts for the repurchase from one or more Participants, Beneficiaries or Trustees of any or all shares of Common Stock representing vested CAP Units previously credited to Accounts with respect to any Plan Year and distributed on or after the relevant Termination Date of the Deferral Period ending in the then current Fiscal Year, having such terms and conditions as shall be determined by the Board Committee, for a purchase price per share equal to the average of the closing prices of the Common Stock as reported on the New York Stock Exchange Consolidated Tape for each day of trading in the Common Stock during the period from the effective date of the contract to the date of repurchase, provided that such price is within the range defined by the Board Committee, and provided further that a contract may not be entered into more than twelve (12) months prior to the expiration of the applicable Deferral Period and will terminate, and be null and void, unless the Company satisfies performance goals established by the Board Committee in writing, by resolution of the Board Committee or other appropriate action, not later than ninety (90) days after the commencement of the Fiscal Year to which the performance goals relate, and certified by the Board Committee in writing as having been satisfied prior to the relevant Termination Date. The formula for calculating the performance goals shall be based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Board Committee shall determine, for a period of not less than nine (9) months of the applicable Fiscal Year: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

SECTION 9
Amendment and Termination

The Plan shall terminate in accordance with the provisions of Section 11.12. The Plan may be amended, suspended or earlier terminated, in whole or in part as to a particular Plan Year, and at any time and from time to time, by the Board Committee, but except as provided below no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action. Except as provided in the following sentence, if the Plan is terminated prior to the end of any Fiscal Year, (i) the Company shall credit the Accounts of all Participants (other than those whose employment with the Company and its Affiliates had terminated prior to the date the Plan terminates, except a Participant referred to in subparagraph (iii) of Section 6.2(b)) in the manner provided in Section 5.2 in respect of the portion of the Company’s Fiscal Year ended on the date of such termination, and (ii) as soon as practicable following the end of the Fiscal Year in which such termination occurs, the Company shall deliver to each Participant, Beneficiary or Trustee the number of shares of Common Stock corresponding to the number of CAP Units credited to his Account which the Participant, Beneficiary or Trustee otherwise would be entitled to receive pursuant to Section 6 as of the designated Termination Date in respect of the Plan Year or Plan Years involved. Notwithstanding the foregoing, if the Company shall determine that the Plan should be terminated immediately, either in its entirety or in part in respect of any Plan Year, no adjustments or credits shall be made to the Accounts of the Participants pursuant to Section 5 in respect of the Fiscal Year in which such termination occurs and each Participant shall be entitled to receive from the Company, as soon as practicable following the date of such termination, shares of Common Stock and/or amounts in cash determined in accordance with Section 6 hereof as if the Termination Date in respect of the Plan Year or Plan Years involved were the last day of the Fiscal Year preceding the Fiscal Year in which such termination occurs.

Upon termination of the Plan in its entirety or with respect to one or more Plan Years, the Board Committee, in its sole and absolute discretion, may accelerate the vesting of all or any portion of the Total CAP Units credited to a Participant’s Account, which would not then be vested.

SECTION 10
Designation of Beneficiaries

10.1    General.  Each Participant may file with the Appropriate Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, which the Participant is entitled to receive under the Plan upon his death. A Participant, from time to time, may revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new such designation with the Appropriate Committee. The most recent such designation received by the Appropriate Committee shall be controlling; provided, however, that no designation, or change of revocation thereof, shall be effective unless received by the Appropriate Committee prior to the Participant’s death, and in no event shall any such designation be effective as of a date prior to such receipt.

10.2    Lack of Designated Beneficiary.  If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be deemed to have been designated as his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Appropriate Committee is in doubt as to the right of any person to receive such amount, the Committee may cause the Company to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Appropriate Committee may pay and deliver such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Company therefore.

SECTION 11
General Provisions

11.1    Successors.  The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant and his Beneficiary or Trustee.

11.2    No Continued Employment.  Neither the Plan nor any action taken thereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or any of its Affiliates or as affecting the right of the Company or any of its Affiliates to dismiss any Participant.

11.3    Withholding.  As a condition to receiving any distribution or payment of amounts hereunder, the Company may require the Participant to make a cash payment to the Company or, in its sole discretion, upon the request of a Participant, may withhold from any amount or amounts payable under the Plan, in either case, in an amount equal to all federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

11.4    Non-alienation of Benefits.  No right to any amount payable at any time under the Plan may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as expressly provided herein or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant, his Beneficiary or Trustee or would otherwise not be enjoyed by him, then the Appropriate Committee, if it so elects, may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his Beneficiary, Trustee or any other person or persons deemed to be the natural objects of his bounty, taking into account the expressed wishes of the Participant (or, in the event of his death, his Beneficiary).

11.5    Incompetency.  If the Appropriate Committee shall find that any person to whom any amount is or was distributable or payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Appropriate Committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any guardian or any other person deemed by such Appropriate Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as such Appropriate Committee may deem proper. Any such payment shall be in complete discharge of the liability therefore of the Company, the Plan, the Committee or any member, officer or employee thereof.

11.6    Offsets.  To the extent permitted by law, the Company or any of its Affiliates shall have the absolute right to withhold any shares of Common Stock or any amounts otherwise required to be distributed or paid to any Participant, Beneficiary or Trustee under the terms of the Plan, to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by such Participant, in the case of a payment to such Participant, or to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by the Participant, such Beneficiary, in the case of payment to a Beneficiary or to a Trustee in the case of payment to a Trustee, to the Company or any of its Affiliates, and to set off and apply the amounts so withheld to payment of any such amount ultimately determined by the Appropriate Committee, in its sole discretion, to be owed to the Company or any of its Affiliates, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Appropriate Committee, in its sole discretion, shall determine. In determining the amount of a permitted offset under this Section 11.6, any shares of Common Stock required to be distributed to a Participant, Beneficiary or Trustee shall be valued at the Fair Market Value of such Shares on the date of offset.

11.7    Notices, etc.  All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary, Trustee or other person to any Appropriate Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Appropriate Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Appropriate Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

11.8    Other Benefits.  The benefits, if any, payable under the Plan shall be in addition to any other benefits provided for Participants.

11.9    Interpretation, etc.  The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. The masculine pronoun wherever used herein shall include the feminine pronoun, and a singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

11.10    Laws; Severability.  The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be effective.

11.11    Effective Date.  This amendment and restatement of the Plan shall be effective as of July 1, 1999, and shall apply to Awards granted for Plan Years beginning on or after that date. CAP Units credited and attributable to deferrals of compensation made for prior Plan Years shall be subject to the terms of this Plan as in effect on June 30, 1999.

11.12    Termination of the Plan.  Unless earlier terminated by action of the Board Committee, the Plan will remain in effect until December 31, 2013; provided, however, that each outstanding Award shall remain in full force and effect subject to the terms of the applicable grant until the completion of the applicable Deferral Period in accordance with the provisions of such grant.

EXHIBIT C

THE BEAR STEARNS COMPANIES INC. (the “Corporation”)
BOARD CANDIDATE GUIDELINES

The following are the criteria that the Nominating Committee and the Board shall utilize when evaluating a Board candidate:

The Board of Directors should be composed of individuals who have demonstrated significant achievements in business, education or public service. Director-candidates should possess the requisite character, knowledge, education and experience to make a significant contribution to the Board and bring a range of skills, perspectives and backgrounds to the deliberations of the Board. Significantly, a director-candidate must have high ethical standards, a strong sense of professionalism and a willingness to serve the interests of the stockholders. For those director-candidates who are also employees of the Corporation, such individuals should be members of the executive management team of the Corporation who have, or are in the position to acquire, a broad base of information about the Corporation and its businesses.

The Board should conclude that the professional and personal background of each director-candidate has enabled him or her to acquire the wisdom, insight and perspective necessary to effectively fulfill a director’s duties. In addition, the following specific attributes and qualifications should be considered in evaluating the candidacy of an individual as a director on the Board of Directors:

Management and Leadership Experience — The director-candidate must have extensive experience in business, education or public service.

The experience of candidates from the different fields of business, education, or public service should be assessed and evaluated as follows:

Candidates from the Field of Business.    The director-candidate is or has been the chief executive officer, chief operating officer or chief financial officer, or holds or has held a senior managerial position in one of the following: a major public corporation; a recognized privately held entity; or a recognized money or investment management firm.

Candidates from the Field of Education.    The director-candidate holds or has held a position at a prominent educational institution comparable to the position of university or college president and/or dean of a school within the university or college, or holds or has held a senior faculty position in an area of study important or relevant to the Corporation.

Candidates from the Field of Public Service.    The director-candidate has held one or more elected or appointed senior positions in the federal government or any federal agency, any state or municipal government or agency, or holds or has held one or more elected or appointed senior positions in a nonprofit organization.

Skills and Diverse Background — The director-candidate must bring a desired range of skills, diverse perspectives and experience to the Board.

The following attributes should be considered in assessing the contribution that the director-candidate could make as a member of the Board:

Financial Literacy.    Director-candidates having a sufficient understanding of financial reporting and internal control principles, or financial management experience, would bring desirable knowledge and skills to the Board.

International Experience.    International experience would be a positive characteristic in a director-candidate’s profile. Having an understanding of the culture of English and non-English speaking foreign countries would also be considered beneficial.

Knowledge of the Duties of a Director.    The director-candidate’s capacity and/or experience to understand fully the legal responsibilities of a director and the governance processes of a public company is an essential factor.

C-1

No Interlocking Directorships.    The director-candidate should not have any prohibitive interlocking relationships or conflicts of interest.

Integrity and Professionalism — The director-candidate must have high ethical standards, a strong sense of professionalism and be capable of serving the interests of stockholders.

Personal Experience.    The director-candidate should be of high moral and ethical character. The candidate must exhibit independence, objectivity and willingness to serve as a representative of the Corporation’s stockholders.

Individual Characteristics.    The director-candidate should possess personal qualities that would enable him or her to be able to make a contribution to Board deliberations. These qualities include, for example, intelligence, self-assuredness, high ethical standards, interpersonal skills, independence, a willingness to ask difficult questions, strong communication skills and commitment. In considering candidates for Board membership, the diversity of individual experiences and backgrounds will be considered in looking at the composition of the Board.

Availability.    The director-candidate must have, and be willing to commit, the required hours necessary to discharge the duties of Board membership.

Compatibility.    The director-candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

C-2

EXHIBIT D

THE BEAR STEARNS COMPANIES INC. (the “Corporation”)
DIRECTOR INDEPENDENCE STANDARDS

To be considered “independent,” a director must satisfy the standards set forth below and an affirmative determination of independence must be made by the Board. The Board has established the following guidelines to assist it in determining director independence in accordance with NYSE corporate governance listing standards:

(1)	The director does not have a material relationship with the Corporation (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Corporation).

(2)	The director is not and has not been an employee of the Corporation or an immediate family member is not and has not been an executive officer of the Corporation within the last three years.

(3)	The director or an immediate family member has not received more than $100,000 in direct compensation from the Corporation during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Compensation received by a director for former service as an interim Chairman, CEO or other executive officer or compensation received by an immediate family member for services as an employee (other than an executive officer) of the Corporation need not be considered in determining independence under this test.

(4)	The director or an immediate family member is not a current partner of the Corporation’s internal or external auditor; the director is not a current employee of the Corporation’s internal or external auditor; an immediate family member of the director is not a current employee of the Corporation’s internal or external auditor and participates in the Corporation’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member has not been within the last three years a partner or employee of the Corporation’s internal or external auditor and personally worked on the Corporation’s audit within that time.

(5)	The director or an immediate family member is not, and has not been within the last three years, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time serves or served on that company’s compensation committee.

(6)	The director is not a current employee or an immediate family member is not a current executive officer, of a company that has made payments to, or receives payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

For purposes of these standards, the term “immediate family member” shall include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or who have died or become incapacitated, need not be considered.

D-1

383 MADISON AVENUE 4TH FLOOR NEW YORK, NY 10179

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE BEAR STEARNS COMPANIES INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED HEREIN AND "FOR" ITEMS 2 AND 3 AND PURSUANT TO ITEM 4.
ITEM 1 -	ELECTION OF DIRECTORS: Nominees for Directors:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and write the nominee's number on the line below.
	1) 2) 3) 4) 5) 6)	James E. Cayne Henry S. Bienen Carl D. Glickman Alan C. Greenberg Donald J. Harrington Frank T. Nickell	7) 8) 9) 10) 11) 12)	Paul A. Novelly Frederic V. Salerno Alan D. Schwartz Warren J. Spector Vincent Tese Wesley S. Williams Jr.	☐	☐	☐
		For	Against	Abstain
Vote On Proposals
ITEM 2 -	APPROVAL OF AMENDMENT TO THE CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS;	☐	☐	☐

ITEM 3 -	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2006;	☐	☐	☐

ITEM 4 -	In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

For address changes/comments, please mark this box and write them on the back where indicated			☐	This proxy card is valid only when signed and dated. Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.
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PROXY

THE BEAR STEARNS COMPANIES INC.
Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders — April 11, 2006 at 5:00 p.m. E.D.T.

The undersigned stockholder of The Bear Stearns Companies Inc. (the “Company”) hereby appoints James E. Cayne and Alan C. Greenberg, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's global headquarters located at 383 Madison Avenue, 2nd Floor, New York, New York, 10179, at 5:00 p.m. Eastern Daylight Time, on April 11, 2006, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on February 13, 2006, in accordance with the directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED HEREIN AND “FOR” ITEMS 2, AND 3 AND PURSUANT TO ITEM 4.

If you wish to note any Address Changes/Comments, please write details in space below and mark corresponding box on the reverse side.

Address Changes/Comments:

(Continued and to be marked, dated and signed, on reverse side)